UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to § 240.14a-12

STANDARD PACIFIC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2008

The 2008 Annual Meeting of Stockholders of Standard Pacific Corp. will be held at The Fairmont Hotel located at 4500 MacArthur Blvd., Newport Beach, CA 92660, on Wednesday, May 14, 2008 at 10:30 a.m., local time, for the following purposes:

(1)	To elect two directors, constituting Class II of the Board of Directors, to hold office for a three-year term and until their successors are duly elected and qualified;

(2)	To approve the Standard Pacific Corp. 2008 Equity Incentive Plan;

(3)	To consider a stockholder proposal to declassify the Board of Directors;

(4)	To consider a stockholder proposal regarding the adoption of quantitative goals to reduce greenhouse gas emissions;

(5)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

(6)	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 17, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any and all postponements and adjournments thereof.

In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock of the Company be present in person or be represented by proxy. Your attention is directed to the accompanying proxy statement. To assure your representation at the Annual Meeting, please date, sign and mail the enclosed proxy card for which a return envelope is provided. Alternatively, you may provide voting instructions by telephone or the Internet, 24 hours a day, 7 days a week. Please follow the voting instructions printed on the enclosed proxy card. Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their proxy card or provided voting instructions via telephone or the Internet.

By Order of the Board of Directors

CLAY A. HALVORSEN
Secretary

Irvine, California

April 2, 2008

PROXY STATEMENT

STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2008

GENERAL INFORMATION

This proxy statement is being mailed to stockholders on or about April 2, 2008 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 14, 2008, at the Fairmont Hotel located at 4500 MacArthur Blvd., Newport Beach, CA 92660, at 10:30 a.m., local time, and at any and all postponements and adjournments thereof.

The entire cost of this solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personally. The Company has engaged The Altman Group to assist in the solicitation of proxies. The fee for such service will be approximately $7,500 plus reasonable expenses.

RECORD DATE AND VOTING

All voting rights are vested exclusively in the holders of the Company’s common stock, par value $.01 per share, each share of which is entitled to one vote on each matter presented for action by the stockholders at the Annual Meeting. Only stockholders of record as of the close of business on March 17, 2008 are entitled to receive notice of and to vote at the Annual Meeting. As of March 17, 2008, the Company had outstanding a total of 72,904,216 shares of common stock. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly completed proxies will be voted:

•	FOR the election of the Class II directors of the Company designated herein as nominees (see “Election of Directors” at page 3 of this proxy statement);

•	FOR the approval of the 2008 Equity Incentive Plan (see “Approval of 2008 Equity Incentive Plan” at page 6 of this proxy statement);

•	AGAINST approval of a stockholder proposal to declassify the Company’s Board of Directors (see “Management’s Statement in Opposition to Proposal No. 3” at page 16 of this proxy statement);

•

AGAINST approval of a stockholder proposal regarding the adoption of quantitative goals for the reduction of greenhouse gas emissions (see “Management’s Statement in Opposition to Proposal No. 4” at page 19 of this proxy statement); and

•

FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (see “Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Accounting Firm” at page 21 of this proxy statement).

Any stockholder may revoke his or her proxy at any time prior to its use by writing to the Secretary of the Company, by voting again via mail, telephone or the Internet, or by attending the Annual Meeting and casting his or her vote in person. A stockholder’s last timely vote will be the vote that is counted.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which a broker or nominee has physically indicated on the proxy or indicated electronically that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Under such circumstances, the broker non-vote will have no effect on the outcome of the vote on such proposal.

Stockholders can provide voting instructions by telephone by calling toll free 1-866-540-5760 from the U.S. or Canada, or via the Internet at www.proxyvoting.com/spf at anytime before 11:59 p.m. Eastern Time on May 13, 2008. Stockholders may call 1-201-329-8660 with questions regarding voting. Telephone and Internet voting access is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on May 13, 2008. Please have the proxy card in hand when you telephone or visit the website.

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with two of the classes having three directors and one class having two directors (in each case subject to vacancies) and only one class being elected each year. In 2008, two directors are to be elected as Class II directors for a term of three years expiring 2011 or until the election and qualification of their respective successors. The current Class II directors (whose terms expire on the date of the Annual Meeting) are Douglas C. Jacobs and Larry D. McNabb.

Nominees for Election

The Board of Directors has nominated Douglas C. Jacobs and Larry D. McNabb for election as Class II directors at the Annual Meeting. The information set forth below as to each nominee has been furnished by the nominee.

Name and Present Position, if any, with the Company	Age	Class of Director	Term Expires	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Douglas C. Jacobs(1)(2)(3)	67	Class II	2008	Director since May 1998. Executive Vice President- Finance and Chief Financial Officer of Brooklyn NY Holdings LLC, a privately held investment advisory company established to manage the assets of a family and a family trust, including the Cleveland Browns, a professional football team, since January 1, 2006. Prior to that, Executive Vice President—Finance, Chief Financial Officer and Treasurer of the Cleveland Browns from March 2001 to December 2005. Prior to that Mr. Jacobs, among other things, served as a Partner of the accounting firm of Arthur Andersen LLP. Mr. Jacobs is also a Director of Stoneridge, Inc., a designer and manufacturer of electronic systems for motor vehicles, and a member of its audit committee.

Larry D. McNabb(1)(3)(4)	59	Class II	2008	Director since May 1999 and a private investor. Mr. McNabb served as Vice Chairman of Vicor, Inc., a technology provider of accounts receivables solutions from 2003 to 2006 and Chief Executive Officer from 2000 to 2003. Prior to that, Mr. McNabb served Vicor Financial Services, Primary Payment Systems and Bank of America in various executive capacities.

(1)	Member of the Audit Committee of the Board of Directors.

(2)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(3)	Member of the Executive Committee of the Board of Directors.

(4)	Member of the Compensation Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR. Assuming the presence of a quorum, directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors because such election is by a plurality vote. Unless instructed otherwise in the proxy, the persons named on the enclosed proxy card will vote all proxies received by them in favor of election of the three nominees named above. The Board of Directors does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if such unavailability should occur before the Annual Meeting, proxies will be voted for another nominee selected by the Board of Directors.

Other Directors

The following table sets forth certain information with respect to the other directors of the Company. The information as to each director has been furnished by the director.

Name and Present Position, if any, with the Company	Age	Class of Director	Term Expires	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Bruce A. Choate(1)	60	Class I	2010	Director since May 2007. Since December 2002, Mr. Choate has served as Chief Executive Officer, President and Director of Watson Land Company, a privately-held real estate investment trust (“REIT”) located in Carson, California. Prior to December 2002, Mr. Choate served since 1991 as Watson Land Company’s Chief Financial Officer. Mr. Choate also serves on the Board of Directors of AvalonBay Communities, Inc., a publicly traded apartment REIT, and is the Chairman of AvalonBay’s audit committee.

James L. Doti(2)	61	Class I	2010	Director since May 1995. President of Chapman University since 1991 and the Donald Bren Distinguished Chair of Business and Economics. Dr. Doti is also a Director of First American Corporation, a title insurance and financial services company, and Fleetwood Enterprises, Inc., a producer of manufactured housing and recreational vehicles.

J. Wayne Merck(2)(3)	47	Class I	2010	Director since May 2007 and a private investor. Mr. Merck served as President and Chief Executive Officer of K2 Inc., a publicly traded sporting goods conglomerate, from February 2007 until the closing of its sale to Jarden Corp in August 2007. Prior to that and since 2003, Mr. Merck served as K2 Inc.’s President and Chief Operating Officer. From 2002 to 2003, Mr. Merck served as K2 Inc.’s Executive Vice President and Chief Operating Officer. Prior to that and since 1991, Mr. Merck served K2 Inc. and its affiliates in various managerial capacities. Mr. Merck has also served as a director of K2 Inc. since February 2007.

Ronald R. Foell(1)(2)(4)	79	Class III	2009	Director since 1967 and President of the Company from 1969 until October 1996. Mr. Foell is a private investor.

Name and Present Position, if any, with the Company	Age	Class of Director	Term Expires	Period Served as Director or Executive Officer of the Company and Other Business Experience During the Past Five Years
Jeffrey V. Peterson(2)(4)	62	Class III	2009	Director since May 2000, Chairman of the Board, Chief Executive Officer and President since March 2008. Prior to that and since 2005, Mr. Peterson was a private investor. Mr. Peterson served as a Managing Director of Trust Company of the West from 1992 to 2005. From 1987 until 1992, Mr. Peterson was Managing Director of Investment Banking for Kidder Peabody & Co.

F. Patt Schiewitz(3)	58	Class III	2009	Director since May 2007 and a private investor since March 2007. Mr. Schiewitz served as a Managing Director—Investment Banking at JP Morgan Securities, Inc. from 2004 to March 2007, leading JP Morgan’s national homebuilding team. Prior to that, from 1999 to 2004, Mr. Schiewitz led the national homebuilding team at Bank One.

(1)	Member of the of the Audit Committee of the Board of Directors.

(2)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(3)	Member of the Compensation Committee of the Board of Directors.

(4)	Member of the Executive Committee of the Board of Directors.

Director Independence

The Board has determined that each director other than Mr. Peterson is an independent director within the meaning of Section 303A.02 of the New York Stock Exchange listing standards.

Proposal No. 2

APPROVAL OF THE STANDARD PACIFIC CORP.

2008 EQUITY INCENTIVE PLAN

As of March 21, 2008, an aggregate of 1,363,278 shares of common stock remained available under the Company’s existing equity plans for the grant of stock-based incentives. In addition, as of such date, awards covering 6,135,549 shares were outstanding under the Company’s existing equity plans. If any such awards are cancelled, expire or are forfeited, the shares subject to such awards would become available for issuance under the existing equity plans. The Board of Directors believes that the number of shares currently available are insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees, officers and non-employee directors. In order to increase the aggregate number of shares available for stock-based incentives, the Board approved, subject to stockholder approval, the 2008 Equity Incentive Plan (the “2008 Plan”) on March 20, 2008, to make available 1,275,000 additional shares of the Company’s common stock for stock-based awards. The Board is submitting the 2008 Plan to the stockholders for their approval at the Annual Meeting.

Why You Should Vote For The 2008 Plan

The Board recommends that the Company’s stockholders approve the 2008 Plan because it believes the Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for key employee talent against other homebuilding companies. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, directors, consultants, agents, advisors and independent contractors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders.

Promotion of Good Corporate Governance Practices

The Board believes the use of equity incentive awards promotes best practices in corporate governance by maximizing stockholder value. By providing participants in the 2008 Plan with a stake in the Company’s success, the interests of the participants are aligned with those of the Company’s stockholders. The 2008 Plan will provide incentives to plan participants to operate the Company in the most efficient way possible.

Specific features of the 2008 Plan that are consistent with good corporate governance practices include, but are not limited to:

•	options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

•

there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award in exchange for another award, option or stock appreciation right with an exercise price that is less than the exercise price of the original award, or by reducing the exercise price of the option or stock appreciation right, other than in connection with a change in the Company’s capitalization;

•

the ability to issue full-value awards (awards other than options and stock appreciation rights) is limited by requiring that these awards count one and a half times as much as options and stock appreciation rights against the authorized number of shares issuable under the 2008 Plan;

•

full value awards to employees that contain no restrictions or are subject to restrictions or vesting based solely on continuous employment or services have limited value because the 2008 Plan prohibits their vesting in full for thirty-six months as opposed to the twelve month period for performance-based full value awards;

•

the administrator of the 2008 Plan has discretion to pay to holders of restricted stock and restricted stock units their awards in cash or shares of common stock, according to the current cash or capitalization needs of the Company; and

•

there can be no recycling of shares from exercised awards, meaning shares of common stock subject to an award cannot be made available for issuance if the shares were subject to a stock-settled stock appreciation right and were not issued in the net settlement, were used to pay the exercise price of an option, were delivered or withheld to pay the withholding taxes related to an award, or were repurchased on the open market with the proceeds of an option award.

Need to Remain Competitive

The Board believes the use of incentive equity awards is an integral component of compensation for the Company’s employees. Employees consider equity awards an important part of their total compensation, and they expect these awards when they join the Company. Consequently, the Board believes the Company must continue to award its employees with equity awards to maintain its competitive position.

Section 162(m) of the Code

The Board of Directors continues to believe that it is in the best interests of the Company and its stockholders to continue to provide for an incentive plan under which stock-based and qualifying cash compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2008 Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2008 Plan, each of these aspects is discussed below, and stockholder approval of the 2008 Plan will be deemed to constitute approval of each of these aspects of the 2008 Plan for purposes of the approval requirements of Section 162(m).

Summary of the Plan

The following is a description of the material features of the 2008 Plan. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2008 Plan which is attached to this proxy statement as Appendix A and incorporated herein by reference. Stockholders are encouraged to read the text of the 2008 Plan in its entirety.

Purpose

The purpose of the 2008 Plan is to enable the Company and its subsidiaries to attract, retain and motivate their directors, officers, employees and service providers, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

Eligible Participants

Any person who is a current or prospective officer or employee of the Company or its subsidiaries, and any director of the Company or other service provider retained to provide consulting, advisory or other services to the Company or its subsidiaries, is eligible to be considered for the grant of awards under the 2008 Plan. As of March 21, 2008, approximately 1,621 employees and 7 non-employee directors were eligible to participate in the 2008 Plan.

Available Shares

The maximum number of shares of common stock of the Company that may be issued pursuant to awards granted under the 2008 Plan will be 1,275,000 (subject to adjustments to prevent dilution), plus (i) any shares that were authorized for issuance under the 2000 Stock Incentive Plan, 2001 Non-Executive Officer Stock Incentive Plan, and the 2005 Stock Incentive Plan (collectively the “Prior Plans”) that, as of March 21, 2008, remained available for issuance under the Prior Plans, and (ii) any shares subject to outstanding awards under the Prior Plans as of March 21, 2008 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The number of shares to be transferred from the Prior Plans pursuant to clause (i) will be 1,363,278. No awards will be made under the Prior Plans after March 21, 2008. The aggregate number of shares issued under the 2008 Plan will equal only the number of shares actually issued upon exercise or settlement of an award and will not include shares subject to awards that have been canceled, expired or forfeited.

Tax Code Limitations

The aggregate number of shares subject to awards granted under the 2008 Plan during any calendar year to any one participant shall not exceed 600,000. The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2008 Plan shall not exceed 8,000,000 (which is equal to the 1,275,000 shares being authorized plus an approximation of the number of shares being transferred from prior plans and shares subject to existing awards under prior plans), which number is subject to antidilution adjustment to the extent that such adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Code Section 422. The maximum cash amount payable pursuant to that portion of an incentive bonus granted in any calendar year to any participant under the 2008 Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $10,000,000.

Director Awards

The aggregate number of shares subject to options and stock appreciation rights granted under the 2008 Plan during any calendar year to any one non-employee director shall not exceed 100,000, and the aggregate number of shares issued or issuable under all awards other than options or stock appreciation rights during any calendar year to any one non-employee director shall not exceed 50,000.

Administration

The 2008 Plan is administered by a committee of the Board of Directors consisting of two or more directors, each of whom is (1) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and (2) is an “outside director” within the meaning of the regulations adopted under Code Section 162(m), provided however, that with respect to any award that is not intended to satisfy the conditions of Rule 16b-3 under the Exchange Act or Code Section 162(m)(4)(c), the committee may appoint one or more separate committees composed of one or more directors of the Company (who may but need not be members of the Compensation Committee of the Company) and may delegate to any such subcommittees the authority to grant awards under the 2008 Plan to eligible persons, to determine all terms of such awards, and to administer the plan or any aspect of it. Subject to the provisions of the 2008 Plan, the administrator has the power to do all things necessary or desirable in connection with the administration of the 2008 Plan.

Amendments

The Board may amend, alter or discontinue the 2008 Plan or any agreement or other document evidencing an award made under the plan, but, except as provided pursuant to the anti-dilution adjustment provisions of the plan, no such amendment may be made without the approval of the stockholders of the Company if it would:

•	increase the maximum number of shares of common stock for which awards may be granted;

•	reduce the price at which options or stock appreciation rights may be granted below the price provided for in the plan;

•	reduce the exercise price of outstanding options;

•	extend the term of the plan;

•	change the class of persons eligible to participate in the plan;

•	increase the maximum awards that may be granted during any calendar year to any one eligible person; or

•	increase the number of shares that are eligible for incentive stock awards.

No amendment may impair the rights of any participant under an award without their consent, provided that no consent is required prior to any change of control of the Company if the amendment is advisable in order for the Company, plan or award to satisfy any law or regulation, or meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Awards

The 2008 Plan authorizes the administrator to grant awards to eligible participants in the form of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses, which may be paid in cash or stock or a combination thereof.

Stock Options

The administrator of the 2008 Plan may grant an option to purchase common stock of the Company, either from time to time in the discretion of the administrator or automatically upon the occurrence of specified events, such as the achievement of performance goals, or the satisfaction of an event or condition. Options may be incentive stock options that qualify under Code Section 422 (“Incentive Stock Options”) or nonstatutory stock options (“Nonqualified Stock Options”).

The exercise price per share of common stock subject to an option granted under the 2008 Plan must equal or exceed 100% of the fair market value of such common stock on the date the option is granted, except that:

•

the exercise price of an option may be higher or lower in the case of options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired; and

•

the exercise price of an incentive stock option granted to an individual owning more than 10% of the combined voting power of all classes of Company stock must equal or exceed 110% of the fair market value of such common stock.

In no event will the exercise price per share of common stock subject to an option that is intended to qualify as “performance based compensation” under Code Section 162(m) be less than 100% of the fair market value of such common stock on the date the option is granted. On March 20, 2008, the fair market value of a share of common stock of the Company was $4.68.

Unless the administrator provides for a shorter period, the maximum term of an option granted under the 2008 Plan, including any Incentive Stock Options, will be 7 years from the date of its grant, except that Incentive Stock Options granted to an individual who, at the time the option is granted to such individual, owns more than 10% of the combined voting power of all classes of stock of the Company will have a term no greater than 5 years from the date of grant. Options granted under the 2008 Plan will vest according to a schedule determined by the administrator, provided however, that no option, other than non-employee director options, may first become exercisable within one year from the date of grant, other than upon the death or disability of a participant or a change of control of the Company.

The administrator will determine the acceptable forms of payment of the exercise price of an option, which may include: (1) cash, (2) shares of capital stock of the Company, (3) irrevocable commitment by a broker to pay over the amount from a sale of shares issuable under an option, (4) delivery of previously owned shares, (5) withholding of shares or (6) any combination of the above.

Incentive Bonus

An incentive bonus award is an award which confers upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period of not less than one year or, for incentive bonus awards settled solely in cash, not less than one calendar quarter. The maximum amount payable pursuant to an incentive bonus award granted under the 2008 Plan for any fiscal year to any participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) cannot exceed $10,000,000.

Restricted Stock and Restricted Stock Units

Restricted stock is an award or issuance of shares of common stock of the Company the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares of common stock of the Company under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. An award with a vesting schedule that is not at least partially based on performance criteria cannot vest in less than thirty-six months, and an award with a vesting schedule that is at least partially performance-based cannot vest in less than twelve months from the date of grant, except for incentive stock awarded to non-employee directors and in the case of the death or disability of a participant or a change of control of the Company. The administrator will determine the extent to which awards of restricted stock and restricted stock units may be settled in cash, shares of common stock of the Company, or a combination of the above. Participants receiving restricted stock awards are entitled to the voting and dividend rights of the shares of common stock underlying the awards. Participants receiving restricted stock unit awards are not entitled to the voting rights of the underlying shares of common stock, and are entitled to the dividend rights only to the extent determined by the administrator.

Stock Appreciation Rights

A stock appreciation right is an award pursuant to which a participant may be entitled to receive the amount, if any, by which the fair market value of the common stock of the Company on the date of exercise exceeds a measurement value. The measurement value of a stock appreciation right must equal or exceed the fair market value of a share of common stock of the Company on the date of the grant. The grant, retention, vesting and/or transferability of the stock appreciation right is subject during specified periods of time to such conditions and terms as the administrator of the 2008 Plan deems appropriate. The vesting of an award will be over a period of not less than one year, except for stock appreciation rights awarded to non-employee directors and in the case of death or disability of a participant or a change of control of the Company. The stock appreciation right may be paid in cash or shares of common stock of the Company or a combination of the two, in the discretion of the administrator. Unless the administrator provides for a shorter period, the maximum term of a stock appreciation right granted under the 2008 Plan will be 7 years from the date of grant.

Performance Criteria

For purposes of the 2008 Plan, qualifying performance criteria means the following criteria, individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or one or more joint ventures, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in the award:

•	revenue (including homebuilding and/or financial services revenue);

•

profit or earnings: (including net income, operating income, pretax income, income from joint ventures and/or discontinued operations, earnings, earnings per share and earnings before any one or more of interest, taxes, depreciation and amortization);

•	debt levels and leverage and liquidity measures (including borrowing capacity, liquidity criteria, interest coverage ratio, debt to capital, debt to equity or other leverage criteria);

•	cash balance or cash flow (including cash flow, before or after dividends and cash from operations);

•

operating measures consisting of gross, operating or pretax margin, SG&A ratio, overhead or other cost reduction, orders, backlog, deliveries, inventory turnover, increase or reduction, completed and unsold inventory, homes under construction, speculative homes under construction, cancellation or order rates, revenue or deliveries per employee, homes under construction to backlog ratio, lot supply or land position;

•	Company fundamentals consisting of stock price, market capitalization, shareholders’ equity or book value per share, economic value added;

•	returns (including return on equity, capital, inventory, assets, operating revenue, stockholder return);

•

other measures consisting of market share, customer service, customer or employee satisfaction, brand acceptance and recognition, product development, release or innovation, asset acquisition or sales (including division acquisitions or sales); and

•	contractual compliance (including maintaining compliance, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants).

Prior to the grant of an award, the administrator will determine whether or not it will appropriately adjust any evaluation of performance under the applicable performance criteria with respect to an award to exclude any of the following events that occur during a performance period:

•	asset write-downs;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs;

•	accruals of any amounts for payment under the plan or any other compensation arrangement maintained by the Company; and

•

any extraordinary non-recurring items as described in the applicable accounting literature and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

Change of Control of the Company

The administrator has the discretion to provide, either at the time an award is granted or thereafter, that a change of control of the Company will have such effect as specified by the administrator, or no effect.

Deferral

The administrator has the discretion to provide that payment of awards granted under the 2008 Plan may be deferred by the recipient to the extent permitted under Section 409A(a)(1)(B) of the Code.

Termination

The 2008 Plan will terminate on the tenth anniversary of its approval by the Company’s stockholders, unless the Board of Directors terminates it sooner.

Federal Income Tax Treatment

The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 2008 Plan, based on federal income tax laws currently in effect. The exact federal income tax treatment of awards will depend on the specific nature of any such award and the individual tax attributes of the award recipient. This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the 2008 Plan, and does not discuss gift or estate taxes or the income tax laws of any municipality, state or foreign country.

Incentive Stock Options

Options granted under the 2008 Plan may qualify as Incentive Stock Options within the meaning of Code Section 422. If an optionee exercises an Incentive Stock Option in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the Incentive Stock Option or within one year from the date of exercise (the “Required Holding Periods”), an optionee generally will not recognize ordinary income and the Company will not be entitled to any deduction, on either the grant or the exercise of the Incentive Stock Option. An optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee’s gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee’s gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee’s basis in the shares. The gain or loss will be long-term capital gain or loss if the shares are held for at least one year after exercise of the option; otherwise, it will be short-term.

If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (1) the amount realized on such disposition or (2) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a short-term or long-term capital gain, depending on the optionee’s holding period. If an optionee disposes of such shares for less than the optionee’s basis in the shares, the difference between the amount realized and the optionee’s basis will be short-term or long-term capital loss, depending upon the holding period of the shares.

Nonqualified Stock Options

In general, there are no tax consequences to the optionee or to the Company on the grant of a Nonqualified Stock Option. On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Provided the shares received under a Nonqualified Stock Option are held as a capital asset, upon the subsequent disposition of the shares the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares. The basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the option. Any capital gain or loss to the optionee will be characterized as long-term or short-term, depending upon the holding period of the shares.

Stock Appreciation Rights

Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted. If the employee receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the employee receives the appreciation inherent in the Stand-Alone SARs in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the employee for the stock.

With respect to Tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to Stand-Alone SARs. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the employee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. However, upon the exercise of either a Stand-Alone SAR or a Tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock and Restricted Stock Units

Upon grant of restricted stock or restricted stock unit, a participant generally will not have taxable income. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted. The Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income.

Incentive Bonus

Receipt of a cash incentive bonus will cause the participant to recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and the Company will be entitled to a corresponding deduction.

Golden Parachute Provisions

The terms of awards granted under the 2008 Plan may provide for accelerated vesting or payment of an award in connection with a change of control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment.

Section 162(m)

Section 162(m) imposes a $1 million limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Company’s named executive officers, other than the Company’s Chief Financial Officer, including any compensation relating to an award granted under the 2008 Plan.

Compensation that is considered to be performance-based will not have to be taken into account for purposes of the $1 million limitation, and accordingly, should be deductible by the Company without limitation under Section 162(m). Options and other awards granted under the 2008 Plan may, at the administrator’s discretion, be intended to be performance-based compensation that qualifies for the exception from the $1 million limit.

Withholding Taxes

The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 2008 Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

Other Information

On March 21, 2008, (i) 6,135,549 shares were covered by stock options granted under the Company’s existing stock incentive plans, at exercise prices ranging from $4.02 to $43.53 per share, with a weighted average exercise price of $16.83 and a weighted average remaining term of 5.1 years; (ii) 121,320 shares were subject to unvested awards of restricted stock granted under the existing stock incentive plans, (iii) 200,000 shares were subject to unearned performance shares granted under the existing stock incentive plans; and (iv) 1,363,278 shares remained available to support additional awards under the existing stock incentive plans.

Information about stock option and performance share awards granted in 2007 to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers can be found in the table under the heading “Grants of Plan-Based Awards For 2007” on page 38 of this Proxy Statement.

Participation in the 2008 Plan is in the discretion of the administrator. Accordingly, future participation by executive officers, other employees and directors under the 2008 Plan is not determinable. In addition, the benefits under the 2008 Plan that would have been received by or allocated to such persons for the last completed fiscal year had it been in effect cannot be determined.

The 2008 Plan is not exclusive and does not limit the authority of the Board or the administrator to adopt such other incentive arrangements as they may deem desirable.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to the shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a)) (c)
Equity compensation plans approved by stockholders(1)(3)	5,720,396	$19.32	1,682,828
Equity compensation plans not approved by stockholders(2)(3)	366,384	$24.53	19,219

Total	6,086,780	$19.63	1,702,047

(1)	Consists of the 1991 Employee Stock Incentive Plan, the 1997 Stock Incentive Plan, the 2000 Plan, and the 2005 Plan. The 1991 and 1997 Plans have expired and, thus, no additional awards will be made under such plans. Under the 2000 and 2005 Plan, 357,645 and 717,333 shares, respectively, are available for award as incentive stock awards, including restricted stock.

(2)	Consists of awards under our 2001 Non-Executive Officer Stock Incentive Plan, approved by our Board of Directors on April 24, 2001. Under the 2001 Plan, 19,219 shares are available for award as Incentive Stock Awards, including restricted stock.

(3)	Each plan is administered by the Compensation Committee of the Board of Directors and provides the committee discretion to award options, incentive bonuses or incentive stock to employees, directors, and executive officers of the Company and its subsidiaries, except that awards under the 2001 Non-Executive Officer Stock Incentive Plan may not be granted to directors or executive officers. The committee is also authorized to amend, alter or discontinue each plan, except to the extent that it would impair the rights of a participant. Generally, each option granted under each plan will be exercisable no earlier than one year and no later than ten years from the date of grant, at an exercise price per share equal to or greater than the fair market value of common stock on the date of grant. In addition, options may not be repriced without the prior approval of the Company’s stockholders. Incentive bonus and incentive stock awards granted under each plan may be subject to performance criteria or other conditions designated by the committee at the time of grant.

Board Recommendation

The Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the 2008 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2008 STOCK INCENTIVE PLAN. Assuming the presence of a quorum at the Annual Meeting, under Delaware law, the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposal is necessary for its approval. As a result, abstentions will be treated as votes against the 2008 Plan, whereas broker non-votes will have no effect on the outcome of the vote. Unless instructed otherwise in the proxy, the persons named on the accompanying form of proxy will vote all proxies in favor of the 2008 Plan.

Proposal No. 3

STOCKHOLDER PROPOSAL CONCERNING DECLASSIFICATION OF THE BOARD OF DIRECTORS

The Company has received a stockholder proposal from CalPERS, located at P.O Box 942707, Sacramento, California 94229-2707. CalPERS has requested that the Company include the following proposal in its Proxy Statement for the 2008 Annual Meeting of Stockholders, and if properly presented this proposal will be voted on at the Annual Meeting. CalPERS has advised us that it beneficially owns approximately 330,000 shares of the Company’s common stock. The stockholder proposal is quoted verbatim in italics below.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL NO. 3.

Proposal No. 3—SHAREOWNER PROPOSAL

RESOLVED, that the shareowners of Standard Pacific Corporation (“Company”) ask that the Company, in compliance with applicable law, take the steps necessary to reorganize the Board of Directors into one class subject to election each year.

SUPPORTING STATEMENT

Is accountability by the Board of Directors important to you as a shareowner of the Company? As a trust fund with approximately 1.5 million participants, and as the owner of approximately 330,000 shares of the Company’s common stock, the California Public Employees’ Retirement System (CalPERS) thinks accountability of the Board to the Company’s shareowners is of paramount importance. This is why we are sponsoring this proposal which, if implemented, would seek to reorganize the Board of Directors of the Company so that each director stands before the shareowners for re-election each year. We hope to eliminate the Company’s so-called “classified board,” whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareowners can only vote on a portion of the Board at any given time.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that when directors are accountable for their actions, they perform better. A staggered board has been found to be one of six entrenching mechanisms that are negatively correlated with company performance. See “What Matters in Corporate Governance?” Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005). CalPERS also believes that shareowners are willing to pay a premium for corporations with excellent corporate governance. If the Company were to take the steps necessary to declassify its Board, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

We seek to improve that performance and ensure the Company’s continued viability through this structural reorganization of the Board. If passed, shareowners might have the opportunity to register their views at each annual meeting—on performance of the Board as a whole and of each director as an individual.

CalPERS urges you to join us in voting to declassify the election of directors, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

Management’s Statement in Opposition to Proposal No. 3

The Company has had a classified Board since its incorporation in 1991; and for the reasons set forth below, the Board believes that declassifying the Board, particularly in light of the current challenging market conditions faced by homebuilders, would be detrimental to the interests of the Company and its stockholders.

The Company is Committed to Good Corporate Governance.    The Company has demonstrated excellence in corporate governance. As measured by Institutional Shareholder Services, a consultant to institutional investors, in its “Corporate Governance Quotient” evaluation, the Company’s corporate governance is better than that of 84.9% of the S&P 600 and 92.6% of the companies in its industry group (Consumer Durables and Apparel). A substantial majority of the Company’s directors—seven of the Company’s eight directors, all but the Company’s Chairman and Chief Executive Officer—are “independent” exceeding the majority requirement imposed by the New York Stock Exchange. The Board believes that electing directors to three-year terms, rather than one-year terms, further enhances the independence of non-employee directors by permitting directors to act independently on behalf of stockholders. The freedom to focus on the long-term interests of the Company and its stockholders leads to greater independence and better governance.

Board Accountability.    There is no loss of directors’ accountability to stockholders through a classified board. Under Delaware law, the Company’s directors are required to uphold their fiduciary duty to the Company and its stockholders, regardless of the length of their term of service. Accountability depends on the selection of independent, responsible and experienced individuals, and the Board believes that a classified board assists it in attracting such qualified candidates. In addition, a 2007 academic study concluded that the economic evidence does not support the view that board classification deters takeovers and entrenches management. See Bates, Thomas W. (University of Arizona), Becher, David A. (Drexel University) and Lemmon, Michael L. (University of Utah), Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control (September 2007) HKUST Business School Research Paper No. 07-05 Available at SSRN: http://ssrn.com/abstract=923408 (“Evidence from the Market for Corporate Control”).

A Classified Board Promotes Knowledge and Stability.    A classified board promotes stability and continuity by ensuring that a majority of our directors at any given time have prior experience as directors of the Company. Annual election of all directors would be counterproductive because it could potentially both increase instability in the Company and deprive the Board of institutional knowledge. The Board also believes that a classified board helps attract and retain highly qualified directors who are willing to commit the time and resources to develop a deep understanding of our business and the competitive environment. Homebuilding is a cyclical industry, and, particularly in the current challenging operating environment, having directors with a broad historical perspective and knowledge of our business is critical. Further, because our development projects span many years, our classified board structure provides the perspective necessary for the development of long-term plans, and a level of continuity that is critical to its ability to see these plans through to completion.

Enhancing Stockholder Value.    By preventing an immediate change in control of our Board, our classified board structure ensures that if anyone seeks to acquire control of the Company, the Board has time to evaluate alternatives that may provide superior value to the stockholders, and encourages the potential acquirer to negotiate with the Board to reach terms that are fair and in the best interests of all stockholders. In fact, the academic study referred to above concludes that “classification may improve the relative bargaining power of target managers on behalf of their constituent shareholders.” This increased negotiating leverage possesses added significance because the stocks of homebuilders, including ours, have recently traded at historically low valuations.

Board Recommendation

For the reasons stated above, the Board believes that declassifying the Board would be detrimental to the interests of the Company and its stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE APPROVAL OF PROPOSAL NO. 3.

Assuming the presence of a quorum at the Annual Meeting, under Delaware law, the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposal is necessary for its approval. As a result, abstentions will be treated as votes against the proposal, whereas broker non-votes will have no effect on the outcome of the vote. Unless instructed otherwise in the proxy, the persons named on the accompanying form of proxy will vote all proxies against the proposal. Please note that if the proposal passes, the Company may consider whether it is appropriate to take the requested action, but it will not be legally obligated to do so.

Proposal No. 4

STOCKHOLDER PROPOSAL CONCERNING THE ADOPTION OF QUANTITATIVE GREENHOUSE GAS EMISSIONS GOALS

The Company has received a stockholder proposal from The Nathan Cummings Foundation (“NCF”), located at 475 Tenth Avenue, 14th Floor, New York, New York 10018. NCF has requested that the Company include the following proposal in its Proxy Statement for the 2008 Annual Meeting of Stockholders, and if properly presented this proposal will be voted on at the Annual Meeting. NCF has advised us that it beneficially owns approximately 170 shares of the Company’s common stock. This stockholder proposal has been co-sponsored by the General Board of Pension and Health Benefits of The United Methodist Church, located at 1201 Davis Street, Evanston, Illinois 60201-4118, who has advised us that it beneficially owns 479,690 shares of the Company’s common stock. The stockholder proposal is quoted verbatim in italics below.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL NO. 4.

Proposal No. 4—GREENHOUSE GAS RESOLUTION

The Intergovernmental Panel on Climate Change (IPCC) recently concluded that warming of the climate system is unequivocal and that human activity is the main cause. Debate surrounding climate change now focuses not on whether a problem exists but rather on the best means for abatement and adaptation.

The rise in average global temperatures resulting from climate change is expected to have significant adverse impacts. According to Business Week, many scientists agree that the warmer temperatures resulting from climate change are causing more powerful storms and perhaps intensifying extreme weather events including droughts and wild fires. Thermal expansion and melting ice sheets are expected to lead to rising sea levels, with significant implications for coastal communities. Rising temperatures will also impact fresh water supplies. California’s Department of Water Resources, for instance, has stated that, “Adapting California’s water management systems to climate change presents one of the most significant challenges for the 21st century.”

Climate change also has important economic implications. The Stern Review, often cited as the most comprehensive overview of the economics of climate change, estimated that the cumulative economic impacts of climate change could be equivalent to a loss of up to 20% of average world-wide consumption if action is not taken quickly. A more general pronouncement in the IPCC’s report, Climate Change 2007: Impacts, Adaptation and Vulnerability, observed that “Taken as a whole, the range of published evidence indicates that the net damage costs of climate change are likely to be significant and to increase over time.”

According to the Washington Post, “Buildings are the largest source of the greenhouse-gas emissions that are causing global warming, and in the United States, half of building-related emissions are from houses.” The EPA estimates that the residential end-use sector accounted for 21% of CO2 emissions from fossil fuel combustion in 2005.

With residential end-use accounting for such a high proportion of GHG emissions stemming from fossil fuel combustion, a number of recent studies have focused on energy efficiency improvements in residential dwellings as a potential source of emission reductions. One recent study in The McKinsey Quarterly found that nearly a quarter of cost-effective GHG abatement potential involves efficiency-enhancing measures geared at reducing demand in the buildings and transportation sectors. A second McKinsey study concluded that the residential sector represents the single-largest opportunity to raise energy productivity, noting that, “The adoption of available technologies (including high-efficiency building shells, compact fluorescent lighting, and high-efficiency water heating) would cut… end-use demand for energy by 32 QBTUs in 2020, equivalent to 5 percent of global end-user demand in that year.”

RESOLVED:

Shareholders request that the Board of Directors adopt quantitative goals, based on available technologies, for reducing total greenhouse gas emissions from the Company’s products and operations and report to shareholders by December 31, 2008, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.

Management’s Statement in Opposition to Proposal No. 4

Overview.

The Company is committed to remaining an environmentally responsible builder and to supporting the National Association of Homebuilder’s green building initiative. While energy efficiency is a significant consideration in the design of each of our homes, the Board believes that the Company’s adoption of quantitative goals to reduce total greenhouse gas emissions will require a complex and expensive technical analysis and will ultimately place the Company at a competitive disadvantage when competing to sell homes against other homebuilders who have not adopted such goals and with the resale home market.

Company Commitment to Environmental Responsibility.

The Company is committed to being an environmentally responsible builder. As a member of the local communities in which we build, and as a national homebuilder, we strive to “do the right thing” while maximizing the value we deliver to our homebuyers. We recognize the potential positive role the homebuilding industry can play in many environmental matters, including the reduction of greenhouse gas emissions, and are committed to working with the National Association of Homebuilders (“NAHB”) to support the development and implementation of the NAHB’s green building initiative.

We have long recognized the benefits of improving the efficiency of our homes. On a project-by-project basis, our division managers continually strive to improve the efficiency of our designs and regularly evaluate the relative costs and benefits of incorporating various energy efficient technologies into our projects. To that end, many of our developments offer:

•	Energy Star® rated appliances;

•	energy efficient heating and air conditioning systems;

•	programmable digital thermostats (which can reduce energy consumption);

•	energy efficient low-e dual-glazed windows;

•	high-efficiency water heaters;

•	fully-insulated exterior walls and exterior ceilings at living areas; and

•	efficient time and temperature controlled recirculating hot water systems.

In other instances, our local managers have decided to build energy efficient projects to demonstrate our leadership on environmental issues. For instance, our Orange County division’s Covenant Hills at Ladera Ranch project was part of a green development program designed to create healthy homes, use natural resources wisely, and preserve the natural environment. Among other things, each home built in the Covenant Hills green project was required to satisfy green site and landscape design, water conservation, and energy efficiency requirements. We plan to continue to participate in these types of projects when we believe it makes sense for our Company and our homebuyers.

The Stockholder Proposal Requires an Unwise Use of Limited Company Resources and Will Result in Competitive Disadvantage.

The stockholder proposal requests that the Board adopt quantitative goals for reducing total greenhouse gas emissions, and report to stockholders on its plans to achieve these goals. Adoption of this proposal would require the Company to hire outside experts to conduct numerous and complex analyses of each of our product types at each of our 229 current projects (and of each new proposed project type and product). These analyses would necessarily include:

•	preparation of a report on the current level of greenhouse gas emissions from each project and each product type at each project;

•

preparation of a survey of available building technologies that indicates the amount of greenhouse gas emissions that would result from the use of each such technology (taking into account the unique conditions present at each of our 240 project sites);

•

an analysis of the many federal, state and local rules and regulations applicable to each of our projects to determine which technologies would be permitted by local building codes and other regulations to be utilized at each project site;

•	preparation of a report recommending the technologies to be utilized at each project site and analyzing the impact on building costs related to the use of such technologies;

•	preparation of a market study for each project site indicating whether the local homebuyer would be willing to bear the likely increase in home price resulting from use of any new technology;

•

preparation of a report, in light of the above reports, indicating the quantitative amount by which the Company would reduce greenhouse gas emissions as a result of adopting the recommended technologies; and

•	preparation of a final report to stockholders indicating the quantitative goals adopted by the Board and presenting a final plan to implement those goals.

While the analyses themselves would be complex and expensive, the adoption of quantitative goals to reduce the Company’s greenhouse gas emissions would place the Company at a competitive disadvantage. During the current market downturn, we have increasingly been forced to reduce sales prices and increase incentives to compete with the growing supply of homes offered for sale by other homebuilders and on the resale market. Adoption of the technologies necessary to achieve quantitative goals to reduce greenhouse gas emissions would necessarily result in increases to our costs to build homes, costs which we would need to pass on to the homebuyer. If we were forced to increase our home prices, we would be placed at a competitive disadvantage to other homebuilders who have not adopted such goals and with homes for sale on the resale market.

Board Recommendation

While energy efficiency is a significant consideration in the design of each of our homes, the Board believes that the Company’s adoption of quantitative goals to reduce total greenhouse gas emissions will require a complex and expensive technical analysis and will ultimately place the Company at a competitive disadvantage when competing to sell homes against other homebuilders who have not adopted such goals and with the resale home market.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE APPROVAL OF PROPOSAL NO. 4.

Assuming the presence of a quorum at the Annual Meeting, under Delaware law, the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposal is necessary for its approval. As a result, abstentions will be treated as votes against the proposal, whereas broker non-votes will have no effect on the outcome of the vote. Unless instructed otherwise in the proxy, the persons named on the accompanying form of proxy will vote all proxies against the proposal. Please note that if the proposal passes, the Company may consider whether it is appropriate to take the requested action, but it will not be legally obligated to do so. Adoption of this proposal would not automatically result in the elimination of the Company’s classified board structure. Elimination of the Company’s classified board would require an amendment to the Company’s amended and restated certificate of incorporation, which requires the approval of a majority of the Board and the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

Proposal No. 5

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008, and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment.

Stockholder ratification of the selection of Ernst & Young LLP’s as the Company’s independent registered public accounting firm for 2008 is not required. However, the Board of Directors and Audit Committee are submitting the matter to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008, the Audit Committee will consider the appointment of another independent registered public accounting firm. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of stockholders whenever the Audit Committee deems such termination appropriate.

Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2007 and 2006 are disclosed on page 44.

Ernst & Young LLP served as our independent registered public accounting firm during 2007 and has served as our independent public accountants since 2002. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be available to respond to appropriate questions, and to make a statement if they wish to do so.

Board Recommendation

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

Assuming the presence of a quorum at the Annual Meeting, under Delaware law, the affirmative vote of a majority of the shares represented and entitled to vote on the proposal is necessary for its approval. As a result, abstentions will be treated as votes against the proposal, whereas broker non-votes will have no effect on the outcome of the vote. Unless instructed otherwise in the proxy, the persons named in the accompanying form of proxy will vote all proxies for the proposal.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND CORPORATE GOVERNANCE

Committees of the Board of Directors

During fiscal year 2007, the Board of Directors had standing Audit, Compensation, Nominating and Corporate Governance, and Executive Committees. The current membership of each committee is as follows, with the chairman of the committee listed first.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Douglas C. Jacobs	Larry D. McNabb	Ronald R. Foell	Jeffrey V. Peterson
Ronald R. Foell	J. Wayne Merck	James L. Doti	Ronald R. Foell
Larry D. McNabb	F. Patt Schiewitz	Douglas C. Jacobs	Larry D. McNabb
Bruce A. Choate		J. Wayne Merck	Douglas C. Jacobs

Audit Committee:    The Audit Committee, which held ten meetings during 2007, represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries. Under the Audit Committee’s charter, the Committee is required to meet at least four times per year or more frequently as circumstances dictate. The Committee has general responsibility for:

•	overseeing the internal controls and accounting and audit activities of the Company and its subsidiaries;

•	reviewing prior to filing with management and the Company’s independent auditors the Company’s annual financial statements and Annual Report on Form 10-K;

•	reviewing prior to filing with management and the Company’s independent auditors the Company’s quarterly financial statements and Quarterly Reports on Form 10-Q;

•	appointing the Company’s independent auditors;

•	pre-approving all audit engagement fees and terms and all non-audit engagements with the Company’s independent auditors;

•	reviewing the independence and effectiveness of the Company’s independent auditors, and their significant relationships with the Company;

•	approving the hiring by the Company of any current employee of the Company’s independent auditors or any former employee employed by the independent auditors within the prior one-year period;

•	approving major changes to the Company’s internal auditing and accounting principles and practices;

•	overseeing the integrity of the Company’s financial reporting processes, adequacy of the Company’s internal controls and the fullness and accuracy of the Company’s financial statements;

•	reviewing the Company’s guidelines and policies with respect to risk assessment and risk management;

•	establishing, reviewing and updating a Code of Ethical Conduct and ensuring that management has established a system to enforce this Code;

•	reviewing legal compliance matters;

•	discussing the general types of information to be disclosed and presentation of earnings press releases;

•	reviewing and updating the written Audit Committee charter at least annually; and

•	performing any other actions that the Board of Directors deems appropriate.

The Audit Committee has been established in accordance with SEC rules and regulations, and all the members of the Audit Committee are independent directors as independence for audit committee members is defined in the New York Stock Exchange listing standards. In addition, the Board has determined that Douglas C. Jacobs qualifies as an “audit committee financial expert” within the meaning of the SEC rules and regulations.

Compensation Committee:    The Compensation Committee, which held seven meetings during 2007, represents the Board in discharging its responsibilities relating to the oversight of compensation paid to Company employees, directors and executives. All of the members of the Committee are independent directors as defined under the New York Stock Exchange listing standards. Under the Compensation Committee’s charter, the Committee is required to meet at least four times per year or more frequently as circumstances dictate. The Committee has general responsibility for:

•	establishing the Company’s compensation philosophy, objectives and policies;

•	reviewing, establishing and approving compensation programs and levels of compensation for the Company’s executive officers, including equity based compensation awards;

•	reviewing, establishing and approving compensation programs and levels of compensation for members of the Board;

•

administration of the Company’s Management Incentive Bonus Plan and stock incentive plans (including the selection of employees to receive awards and the determination of the terms and conditions of such awards);

•

annually reviewing and appraising the performance of the Company’s Chief Executive Officer and providing developmental feedback to the Chief Executive Officer and, when appropriate, to the other executive officers of the Company;

•	making recommendations to the Board of Directors on management succession relating to the selection of the Chief Executive Officer and other executive officer positions; and

•	establishing and reviewing compliance with director and executive officer stock ownership guidelines.

In determining executive compensation, the Committee may take into consideration the research and recommendations provided by an independent consultant engaged directly by the Committee, as well as recommendations made by the Company’s Chief Executive Officer. This process is described in greater detail in the “Compensation Discussion and Analysis” section which begins at page 29 of this proxy statement. The Committee generally does not delegate authority granted the Committee by its charter.

Nominating and Corporate Governance Committee:    The Nominating and Corporate Governance Committee held five meetings during 2007. All of the members of the Committee are independent directors as defined under the New York Stock Exchange listing standards. The Committee’s charter requires that the Committee meet at least once per year, or more frequently as circumstances dictate, and that it will have general responsibility for:

•	reviewing and recommending candidates to fill vacancies on the Board of Directors;

•	recommending the slate of directors to be nominated by the Board of Directors for election by the stockholders at the annual meeting of stockholders;

•	recommending to the Board of Directors the composition of board committees;

•	developing and implementing the Company’s Corporate Governance Principles;

•	monitoring a process to assess effectiveness of the Board of Directors; and

•	considering properly submitted stockholder proposals, including proposals that nominate candidates for membership on the Board of Directors.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the Committee’s attention through current officers, directors, professional search firms, stockholders or other persons. Once a potential nominee has been identified, the Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as depth of understanding of the Company’s industry, financial sophistication, leadership, and objectivity, all in the context of the perceived needs of the Board of Directors at that point in time. In addition to the foregoing, the Company’s Corporate Governance Guidelines provide that each member of the Board of Directors should have the following minimum characteristics:

•	the highest character and integrity;

•	an ability and desire to make independent and thoughtful analytical inquiries;

•	meaningful experience at a strategy/policy setting level;

•	outstanding ability to work well with others;

•	sufficient time available to carry out the significant responsibilities of a member of the Board; and

•

freedom from any conflict of interest (other than employment by the Company in the case of an inside director) that would interfere with his or her independent judgment and proper performance of responsibilities as a member of the Board.

If a stockholder believes that he or she has identified an appropriate candidate willing to serve on the Company’s Board of Directors, that stockholder should submit the nomination for consideration to the Nominating and Corporate Governance Committee in accordance with the Company’s bylaws. The Nominating and Corporate Governance Committee will review properly submitted stockholder nominations in the same manner as it evaluates all other nominees.

The Company’s bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting of the stockholders only if written notice of such stockholder’s intent to make such nomination has been given to the Company’s Corporate Secretary at the Company’s principal executive offices not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each notice must set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

Executive Committee:    The Executive Committee, which held no meetings during 2007 but acted regularly by written consent, represents the Board in discharging all of its responsibilities between meetings of the Board of Directors, and may generally exercise all of the powers of the Board, except those powers expressly reserved by applicable law to the Board, in the management and direction of the business and conduct of the affairs of the Company, subject to any specific directions given by the Board.

Board of Directors Meetings and Attendance

During 2007, the Company’s Board of Directors held eleven meetings in addition to the committee meetings discussed above. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served. In addition, the Company’s non-management directors held four formal quarterly meetings without the presence of management (executive sessions), as well as a number of additional informal meetings without the presence of management, from time to time, as determined necessary by the Lead Independent Director.

Directors are encouraged to attend annual meetings of the Company’s stockholders. The 2007 annual meeting of stockholders was attended by all of our incumbent directors.

Director Compensation

Each October, the Compensation Committee reviews the Company’s non-management director compensation program, with the goal of maintaining a program that comports with market norms and that aligns the interests of non-management directors with those of stockholders. This review includes an examination of publicly available information regarding compensation paid to non-management directors at the other publicly traded homebuilders and, from time to time, a discussion with an outside compensation consultant (although no such discussions were held this year).

Following the October 2007 annual review, the Committee decided to recommend to the full Board a new compensation program for 2008 that the Committee believes better achieves its goals. Recognizing that the role of the Board of Directors had changed over the last few years, resulting in more frequent meetings of often shorter duration, the Committee decided that paying an annual retainer and meeting fees was no longer the best method to compensate non-management directors. Paying fees for each individual meeting had resulted in extra administrative work for the Company’s staff and had created inconsistent compensation among non-management directors that was not justified. In addition, the Committee concluded that committee chairman and general committee members now had very similar workloads and that an extra payment to committee chairman was no longer warranted. In light of the foregoing, the Committee decided that the most appropriate pay structure for non-management directors would consist of two components, an annual retainer and an annual equity grant.

Pursuant to the terms of the Committee’s 2008 two-pronged program, each non-management director will receive total annual compensation valued at $180,000, consisting of an annual cash retainer of $80,000 and an annual grant of common stock valued at $100,000. The Committee believes the total amount of compensation is consistent with market norms and that the mix between cash and stock strikes the appropriate balance between providing non-management directors with a significant portion of their compensation in stock to better align their interests with stockholders, while providing them sufficient cash to fund income taxes associated with their receipt of the stock.

The annual cash retainer will be paid in four equal installments on February 15, May 15, August 15 and November 15. The annual stock grant will be paid in quarterly installments in shares of Company common stock that are priced at the closing price of the Company’s common stock on each of March 31, June 30, September 30 and December 31. The stock will be fully vested on the date of grant. As a reflection of a greater workload, our Lead Independent Director will receive an additional $20,000 annual cash retainer, payable quarterly in the same manner and at the same time as the general cash retainer paid to all non-management directors. Upon election or appointment to the Board of Directors, each new director will receive a grant of 5,000 shares of restricted Company common stock which will vest in full one year after the date of grant.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash($) (1)	Stock Awards ($)(2)(3)	Total($)
(a)	(b)	(c)	(h)
Bruce A. Choate	$43,000	$70,700	$113,700
James L. Doti	$56,000	$104,065	$160,065
Ronald R. Foell	$74,000	$104,065	$178,065
Douglas C. Jacobs	$88,000	$111,135	$199,135
Larry D. McNabb	$84,500	$111,135	$195,635
J. Wayne Merck	$38,500	$70,700	$109,200
Jeffrey V. Peterson	$83,500	$118,205	$201,705
F. Patt Schiewitz	$47,500	$71,667	$119,167

(1)	For 2007, non-management directors received an annual fee of $35,000 payable in quarterly installments and received $1,500 for each Board meeting attended. Each non-management director who is a member of a committee of the Board of Directors received $1,500 for each committee meeting attended.

(2)	For 2007, continuing non-management directors received an annual grant of 4,000 shares of restricted Company common stock on the date of the Company’s annual meeting of stockholders, while newly elected or appointed non-management directors received 5,000 shares of restricted stock on the date they joined the Board of Directors. In addition, the chairman of the Audit, Compensation, and Nominating and Corporate Governance Committees, as well as the Lead Independent Director, received an additional annual grant of 500 shares of restricted Company common stock on the date of the Company’s annual meeting of stockholders. All of the restricted stock vests 100% on the date of the Company’s first annual meeting of stockholders following the date of grant if the director continues to serve as a member of the Board to that date. The amount we have reflected in this column includes compensation cost recognized in the Company’s financial statements with respect to awards granted in the previous fiscal year and the current fiscal year, calculated in accordance with FAS 123R. The grant date fair value of each award granted in 2007 to Messrs. Choate, Doti, Foell, Jacobs, McNabb, Merck, Peterson and Schiewitz was $106,050, $84,840, $84,840, $95,445, $95,445, $106,050, $106,050 and $107,500, respectively. The methodology and assumptions used to calculate the valuations of the stock awards granted to non-management directors are set forth in Note l1, “Stock Incentive Plans,” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	No stock options were granted to our directors in 2007. As of December 31, 2007, the following equity awards were outstanding to Messrs. Choate, Doti, Foell, Jacobs, McNabb, Merck, Peterson and Schiewitz: 5,000, 4,000, 4,000, 4,500, 4,500, 5,000, 5,000 and 5,000 shares of restricted Company common stock, respectively, and options to purchase 0, 0, 38,000, 34,000, 30,000, 0, 36,000 and 0 shares, respectively, of Company common stock.

Director Stock Ownership Guidelines

The Board of Directors has adopted Director Stock Ownership Guidelines for the purpose of further aligning the interests and actions of the Company’s directors with the interests of the Company’s stakeholders. Under the guidelines, each member of the Company’s Board of Directors is required to own 15,000 shares of our common stock. Each director is required to reach full compliance with the guidelines within three years of the date he or she becomes a director. As of December 31, 2007, all of the Company’s directors exceeded the guidelines, except for Messrs. Choate, Merck and Schiewitz who joined the board in 2007 and are not required to have achieved full compliance until May 2010. The Director Stock Ownership Guidelines are accessible via the Company’s website at www.standardpacifichomes.com through the “Investor Relations” link under the heading, “Corporate Governance.”

Lead Independent Director

The Company’s Corporate Governance Guidelines provide that the Chairman of the Board of Directors will serve as the Lead Independent Director; provided, however, that if the Chairman of the Board of Directors is not independent, the Chairman of the Nominating and Corporate Governance Committee will serve as the Lead Independent Director. Our current Chairman of the Board, Jeffrey V. Peterson, is also our Chief Executive Officer and President which means that he is not independent. Therefore, Ronald R. Foell, Chairman of the Company’s Nominating and Corporate Governance Committee, is our Lead Independent Director. Our Lead Independent Director is the presiding director at all executive sessions of the non-management directors.

Communications with the Board

Stockholders and other interested parties may communicate with the Company’s Board of Directors, including its Lead Independent Director, by sending written communications to the attention of the Corporate Secretary at the Company’s principal executive offices listed on page 47 of this proxy statement. All stockholder communications received by the Company are compiled by the Corporate Secretary and forwarded to the Lead Independent Director, Committee Chairman, or other Board member as appropriate.

Corporate Governance Guidelines and Director Independence

Our Corporate Governance Guidelines provide a framework for the Company’s corporate governance initiatives and cover topics including, director independence, selection and composition of the Board of Directors and its committees, director compensation and performance of the Board of Directors. The Nominating and Corporate Governance Committee is responsible for, among other matters, overseeing and reviewing the guidelines and reporting and recommending to the Board of Directors any changes thereto.

The Corporate Governance Guidelines provide that a majority of the members of the Company’s Board of Directors must meet the criteria for independence as required by NYSE listing standards. As set forth in the guidelines, a director will be independent only if the Board of Directors determines, after consideration of all relevant facts and circumstances, that such director is a person who is free from any relationship that would interfere with the exercise of independent judgment as a member of the Board of Directors. In making that determination, the Board of Directors has adopted the categorical standards relating to director independence set forth in Section 303A.02(b) of the NYSE listing standards.

The Board determined that each of its current members (except for Jeffrey V. Peterson) meet the aforementioned independence standards. Jeffrey V. Peterson does not meet the aforementioned independence standards because of his current position as an executive officer and employee of the Company.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Company will disclose any material waivers of, or amendments to, any provision of the Code of Business Conduct and Ethics that applies to the Company’s directors and senior financial and executive officers on its website, www.standardpacifichomes.com through the “Investor Relations” link under the heading “Corporate Governance.”

In addition, the Company has adopted a whistleblower procedure pursuant to which employees have access to our Board of Directors and senior management to raise any concerns about unethical business practices and other Company related concerns in confidence.

Transactions with Related Persons

Our Code of Business Conduct and Ethics (the “Code”) and our Employment of Relatives Policy govern transactions between the Company and our directors, executive officers, and their immediate family members. The Code provides that no director, executive officer, or any of their immediate family members may, directly or indirectly, sell, buy, lease, or otherwise provide or receive any goods, property or services from the Company without the approval of our Lead Independent Director. Our Employment of Relatives Policy provides that the approval of our Lead Independent Director must be obtained prior to the Company or any subsidiary hiring, transferring or promoting a relative of a director or executive officer. These policies do not set forth any categorical standards that the Lead Independent Director is required to follow when determining whether to grant or deny approval. Rather, we rely on the good judgment and common sense of our Lead Independent Director to determine in each instance whether the proposed transaction is consistent with the principles underlying our policies.

The Company does not have a policy regarding transactions between the Company and beneficial owners of five percent or more of the Company’s common stock.

To our knowledge, during 2007 there were no transactions between the Company and any of our directors, executive officers, five percent or greater beneficial owners of our stock, or any of the immediate family members of any of the foregoing persons that would be required to be reported in this proxy statement, other than as described immediately below.

Prior to his appointment as a Class III member of our Board of Directors in May 2007, F. Patt Schiewitz served at JP Morgan Securities, Inc. (“JP Morgan”) as a Managing Director—Investment Banking, where he led

JP Morgan’s national homebuilding team. As described in more detail below, we maintain a variety of business relationships with J.P. Morgan and its affiliates, which resulted in JP Morgan’s direct or indirect receipt of fees, interest, and other compensation from the Company and its affiliates since the beginning of fiscal year 2007. While a portion of Mr. Schiewitz’ compensation from JP Morgan prior to his retirement in March 2007 was directly or indirectly linked to one or more of our business relationships with JP Morgan, because Mr. Schiewitz is no longer employed at JP Morgan and no longer receives any compensation based on our relationship with JP Morgan (other than indirectly through Mr. Schiewitz’ ownership of stock and stock options that amount to less than 1% of the common stock of JP Morgan), the Board of Directors determined that Mr. Schiewitz has no material relationship with us and is an independent director within the meaning of Section 303A.02 of the New York Stock Exchange listing standards.

Since the beginning of fiscal year 2007, we have maintained the following business relationships with JP Morgan:

1)	Lending Relationships. JP Morgan serves as a lender to us and various of our affiliates, including as a member of lending syndicates under our Revolving Credit Facility and Term Loan A. Each of the loans made to us and our affiliates by JP Morgan were: (i) made in the ordinary course of business, (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to customary lender fees and interest related to such indebtedness, since the beginning of fiscal year 2007, JP Morgan also received an aggregate of $450,000 in fees related to its assistance in arranging various of our syndicated loan facilities and $1,824,000 in fees related to the September 2007 issuance of our 6% Senior Subordinated Convertible Notes.

2)	401(k) and Deferred Compensation Plan Administration Services. JP Morgan serves as an administrator for the Company’s 401(k) and Deferred Compensation Plans. Since the beginning of fiscal year 2007, JP Morgan received, directly or indirectly, an aggregate of approximately $639,897 in fees from the Company and its employees in respect of such services.

Access to Corporate Governance Documentation and Other Information Available on Our Website

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for each of the Audit, Compensation, Nominating and Corporate Governance, and Executive Committees are accessible via the Company’s website at www.standardpacifichomes.com through the “Investor Relations” link under the heading, “Corporate Governance.” In addition, the procedure for stockholders to communicate with the Board of Directors is also set forth on our website through the “Investor Relations” link. You may also request a copy of any of the foregoing documents, at no cost to you, by writing or calling the Corporate Secretary at the Company’s principal executive offices. The address and telephone number of the Company’s principal executive offices are listed on page 46 of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee for the 2007 calendar year consisted of the following members of the Board of Directors: Larry D. McNabb (Chairman), Jeffrey V. Peterson and F. Patt Schiewitz. There are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The overall objectives of our executive compensation program are to (1) attract and retain key executives, (2) support our business strategy through a “pay for performance” philosophy, by providing incentives to our executives to achieve the Company’s strategic and financial goals, which are designed to ultimately enhance the value of the Company’s stock, and (3) align the long-term interests of our executives with those of our other shareholders.

Core Principles.    Consistent with these objectives, the Compensation Committee of the Board (the “Committee”) has developed its compensation program for executive officers, including the Company’s named executive officers, on the following core principles:

•

The Company’s executives should receive a base salary that is generally competitive with those paid by other publicly held homebuilding companies with consideration given to the executives’ experience, duties, responsibilities and prior contribution to the Company.

•	Annual incentive opportunities should represent a significant portion of total compensation for executives and should provide for variations in operating and individual performance.

•

Stock incentives, including stock options, restricted stock and stock grants, should be used so that our executives have a financial interest in the creation of long-term shareholder value and to encourage ownership of the Company’s equity by our executives. In addition, our executives should be encouraged to maintain a requisite level of stock ownership. These components directly align the executives’ interests and rewards with the risks and opportunities of the Company’s other shareholders, by exposing the executives to meaningful downside risk and upside potential.

•

The overall level of total compensation for executives should be reasonable in relation to and competitive with the compensation paid to similarly situated executives at other publicly-traded homebuilding companies, subject to variation for factors such as the individual executive’s experience, duties, responsibilities and prior contribution to the Company.

Elements of Compensation.    We use a variety of compensation elements to achieve these objectives, including (1) base salary, (2) predominantly cash annual incentive bonuses directly based on the performance of the Company and the individual, (3) performance share awards tied to achievement of an annual performance goal and which vest over a three year period, (4) long-term equity based incentive compensation in the form of stock options which terminate absent continued service with the Company, and (5) benefits and perquisites, each of which is discussed in more detail below. Each element of an executive’s compensation package is evaluated in light of all of the other elements of the executive’s compensation package to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy as described above.

Compensation Allocation.    The Committee has no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the Committee assesses this allocation annually, giving significant weight to the Company’s historical practice of paying annual cash bonuses and its belief that annual incentive opportunities, which satisfy the Committee’s desire to focus executives on annual performance goals and tie compensation expense more closely to annual revenue and earnings, should represent a significant portion of total compensation for executives. In connection with this annual assessment, the Committee also generally reviews competitive peer group data regarding the level and mix of compensation. For 2007, the Committee reviewed information from the proxy statements of the following publicly traded homebuilders: Beazer Homes USA, Centex, D.R. Horton, Hovnanian Enterprises, KB Homes, Lennar, MDC Holdings, Meritage Homes, Pulte Homes, Ryland Group, Technical Olympic USA and Toll Brothers.

Section 162(m).    The Committee attempts to structure executive compensation in a manner so as to minimize the impact of Section 162(m) of the Internal Revenue Code. Under Section 162(m), a company may not deduct non-performance based compensation in excess of $1,000,000 paid to a named executive officer. The Committee believes that it is generally in the Company’s best interests for its executives’ compensation to meet the requirements of Code Section 162(m). Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Code Section 162(m).

Procedure for Setting Executive Compensation

The Committee is responsible for all aspects of executive compensation, including, among other things:

•	establishing the Company’s compensation philosophy, objectives and policies;

•	reviewing and approving all elements and levels of the compensation and benefits of the Company’s executive officers;

•

annually appraising the performance of the Chief Executive Officer and providing developmental feedback to the Chief Executive Officer and, when appropriate, to the other executive officers of the Company; and

•	administering the Company’s compensation plans, including its stock incentive plans.

Each of the members of the Committee is an independent director.

From time to time the Committee has retained a compensation consultant to provide the Committee with benchmarking data, input on best practices and other developments in compensation, and to otherwise assist the Committee with its duties. In 2007, the Committee engaged Towers Perrin to assist the Committee in developing a performance scorecard that could be used to identify key performance criteria that are indicators of long-term shareholder value creation. After reviewing the scorecard provided by Towers Perrin, the Committee determined that, given the current economic conditions and the distressed state of the homebuilding industry, it did not make sense to implement use of the scorecard in 2007. The Committee continues to evaluate the scorecard concept and other alternatives that could be used to better tie executive compensation to Company performance and long-term shareholder value creation.

The Committee generally meets on a quarterly basis, at year-end in a special meeting, and from time to time at additional special meetings on an as needed basis. While the Company’s Chief Executive Officer generally attends Committee meetings, the Committee also meets in executive session without management, from time to time as it deems appropriate. Compensation matters are also discussed at executive sessions of the full Board, where both Committee members and other independent members of the Board are present without management.

The Committee makes compensation decisions for all of the Company’s executive officers, including the named executive officers. While the Committee evaluates performance, compensation levels and compensation program structure throughout the year, the Committee generally meets in December of each year to begin the process of setting salary and annual incentives for the following year. This process is generally completed in January or February once actual financial results are known. This timing allows the Committee to consider prior performance and to satisfy the requirements of Internal Revenue Code Section 162(m) necessary to achieve tax deductibility of performance based bonus payments, while maximizing the incentive effect of bonuses tied to annual performance. During the year, the Committee may also grant long-term incentives, which historically have been in the form of equity awards, if it determines that these are advisable to reward or motivate employees.

The Company’s Chief Executive Officer annually reviews each executive officer’s performance with the Committee and makes recommendations to the Committee with respect to the appropriate base salary and bonus program for each executive officer. The Company’s Chief Executive Officer also makes recommendations for equity awards to the executive officers. The Committee takes these proposals into consideration, among other matters, when making compensation decisions.

Compensation Components

Base Salary.    Base salaries for the named executive officers are established based on the scope of their responsibilities and relevant experience and prior contribution to the Company, taking into account compensation for similarly situated executives paid by peer companies in the public homebuilding group. The Committee believes base salaries should be adequate to attract and retain management, and to also provide a reasonable base level of compensation for years in which no, or a reduced, bonus may be earned.

Annual Bonuses.    The Committee believes that annual incentive opportunities should represent a significant portion of total compensation for executives and should provide for variations in operating and individual performance. The annual bonuses for those executives responsible for overseeing the Company’s overall or regional operations are designed to provide a direct link to the annual financial results of those operations and other important Company goals. For executives performing gatekeeper roles, the Committee has decided that it is not appropriate to link all of their annual bonus compensation to operating metrics. Therefore, these executives receive all or a significant portion of their annual bonus compensation at the discretion of the Committee, often based on other important Company goals.

Equity Compensation.    Equity awards are used by the Committee as a form of long-term compensation and to encourage executive ownership of the Company’s common stock to further the Company’s emphasis on pay for performance and to help align executives’ interests with those of the Company’s other shareholders. In addition, because the equity compensation generally vests over an extended timeframe, this compensation component encourages the Company’s executive officers to remain with the Company for long and productive careers, maximizing the value to the Company of their years of experience. The Company’s five named executive officers for 2007 have a combined total of over 84 years of service with the Company, during which they have held a number of positions and have been promoted to increasing levels of responsibility.

Equity award levels are determined by the Committee based on its evaluation of peer group practices, the Committee’s desire to keep each executive’s total compensation in line with the Company’s overall compensation philosophy, and the general availability of shares for grant under the Company’s equity incentive plans in light of the policies adopted by the proxy advisory firm Institutional Shareholder Services. Generally, the Committee does not consider an executive’s stock holdings or outstanding equity awards in determining the number of equity awards to be granted. The Committee believes that the Company’s executive officers should be fairly compensated each year relative to market pay levels of the Company’s peer group.

The Committee uses both performance share awards and stock options, as it believes each award type serves a different objective. The Committee believes that performance shares focus the executives on specific performance targets for a given fiscal year, while also increasing share ownership of the executives. On the other hand, stock options are designed to reward performance over a longer time frame and thus have a greater risk associated with them because of the fluctuations that occur in stock prices over time.

During the first quarter of each year, the Committee makes annual grants to executives of performance share awards. These awards are designed to incentivize management to meet or exceed an annual performance goal established by the Committee and to increase executive ownership of the Company’s common stock. Performance share awards entitle the participating executives to receive shares of restricted stock if the Company achieves or exceeds the applicable performance goal during the performance period, typically a calendar year. No restricted shares are issued if the threshold performance level is not met, but once the threshold level is met the number of shares of restricted stock to be issued increases based on the degree to which the Company exceeds the performance goal, up to the maximum number of restricted shares that may be issued under the grant. The Committee also retains the authority to reduce the number of shares of restricted stock to be issued by up to 25%

of the targeted award based on the Committee’s subjective evaluation of the effectiveness of management during the performance period. Any restricted shares issued under the awards vest over a three year period from the issue date of the performance share awards. In addition, during this vesting period the restricted shares, including vested shares, are non-transferable, except to the extent sold to fund related tax withholding obligations. The Committee believes that these vesting and non-transferability provisions result in significant long-term downside risk as well as upside potential to executives, further aligning their interests with the Company’s other shareholders.

The Committee has granted stock options (which incentivize executives on a long-term basis) from time to time to encourage executives to remain with the Company for long and productive careers and to provide another important equity link to other shareholders. The Committee has no set policy as to when stock options will be granted or the levels of management to which options will be issued. Rather, the Committee grants stock options when the Committee determines that a grant would be an effective tool to motivate and reward employees. The Committee believes that making such grants from time to time in conjunction with its regular review of the overall compensation program make them more effective at motivating and rewarding employees, than would a program that makes grants on a regular schedule, which the Committee believes leads to an expectation of grants and resultant sense of entitlement. In making a determination on timing and size of grants, the Committee also evaluates the number of outstanding Company stock options, the number of options available for grant under stockholder approved stock incentive plans, and reviews the equity awards being made by the home building peer group. Under the Company’s stock incentive plans, subject to limited exceptions, the exercise price of stock options must equal or exceed 100% of the fair market value of the underlying shares on the date of grant and outstanding stock options may not be repriced, unless the repricing is approved by shareholders. The Committee has never issued options to executives at an exercise price of less than fair market value.

Perquisites and Other Benefits.    The Committee believes that the Company’s named executive officers should participate in the same benefit programs as the Company’s other employees and that special executive perquisites should be kept at a minimum. Consistent with this philosophy, the named executive officers participate in the Company’s employee benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, disability coverage and the 401(k) Plan. Many of the senior managers at the Company, including each of the named executive officers, also receive a cash car allowance. The car allowances for the named executive officers are included in the “other compensation” column of the Summary Compensation Table above.

In addition to the above benefits, the Company pays for financial planning services for each of the named executive officers and makes a tax gross-up payment to reimburse the tax cost associated with this benefit. The cost of the financial planning benefit, including the tax gross-up, is approximately $15,491 per named executive officer. The Committee believes that good financial planning by experts reduces the amount of time and attention that senior management must spend on that issue and potentially maximizes the net financial award to the executive of the compensation received from the Company. While the Committee is generally sensitive to the cost of tax gross-up payments, in this instance the cost is very low and the Committee believes the tax payment is an appropriate incentive to encourage the named executive officers to take advantage of the financial planning service.

2007 and 2008 Named Executive Officer Compensation

Base Salaries.    In light of the challenging market conditions currently facing the Company and the homebuilding industry generally, the Committee decided to continue to freeze base salaries at 2006 levels for all continuing executives (with the exception that Mr. Stowell’s base salary was modified to reflect his promotion from Regional President to Chief Operating Officer in March 2007). As a result, Messrs. Stowell, Parnes, Krah and Halvorsen’s base salaries will remain at $750,000, $525,000, $365,000, and $440,000, respectively, for 2008. The Committee has set Mr. Peterson’s salary at $850,000 per year. The Committee feels this salary is competitive with the salaries of other CEO’s within our peer group and also is equitable with the base salaries of the other members of the executive team.

Annual Bonuses.    Historically, annual bonuses for those executives responsible for overseeing the Company’s overall or regional operations were equal to a percentage of the consolidated pretax income of the Company or region, resulting in a direct link to the financial results of those operations. While the Committee continues to believe in the importance of this direct linkage and will continue to provide these executives an opportunity to earn a percentage of consolidated pretax income, it also believes that, for the duration of the current downturn in the homebuilding industry, it is important to link annual bonus compensation to other metrics that are designed to focus executives on the achievement of business objectives that will be necessary to correctly position the Company for an eventual market turnaround.

To that end, for 2008, the Company has established annual bonus programs for Mr. Stowell and the Company’s Regional Presidents, including Mr. Krah, that incorporate three components: (1) a percentage of consolidated pretax income, (2) a target bonus of up to 150% of the executive’s base salary, and (3) a discretionary bonus. The target bonus will be payable based 40% on the achievement of a targeted number of net new orders, 30% based on the achievement of a targeted inventory level, and 30% based on a targeted revenue level. The target levels for each of these components is derived from the Company’s business plan. The target bonus will be adjusted up or down based on the extent to which actual performance exceeds or falls short of the target. No target bonus will be paid if certain minimum thresholds are not achieved The discretionary bonus for Mr. Stowell will be paid based on the Committee’s subjective evaluation of his quality of service, employee morale, management development, strategic planning, SG&A management and internal controls. The discretionary bonus for Mr. Krah will be paid based on the Committee’s subjective evaluation of his leadership and his Region’s performance with respect to customer and employee satisfaction, SG&A management and internal controls. The Committee has not yet established a bonus program for the Company’s new Chairman, Chief Executive Officer and President, Jeffrey V. Peterson, who was elected on March 20, 2008.

In recognition of the important gatekeeper functions played by Mr. Halvorsen, the Company’s Executive Vice President and General Counsel, and Mr. Parnes, the Company’s Executive Vice President and Chief Financial Officer, the Committee has determined it is not appropriate to link all of their annual bonus compensation to operating metrics. In the case of Mr. Halvorsen, the amount of his 2008 annual bonus will be determined entirely at the discretion of the Committee. For Mr. Parnes, he will be entitled to receive an annual bonus of up to 150% of his base salary, 50% based on the Committee’s subjective evaluation of his performance with respect to the accounting, finance, treasury, investor relations and internal control functions and 50% based on the Company’s achievement of a targeted number of net sales and a targeted inventory level, each weighted at 50%. The target portion of Mr. Parnes’ bonus will be adjusted up or down based on the extent to which actual performance exceeds or falls short of the target.

For 2007, Stephen J. Scarborough, the Company’s Chairman, Chief Executive Officer & President until March 20, 2008, was eligible to receive an annual bonus equal to 2.25% of the Company’s consolidated pretax operating income. Because the Company experienced a loss during 2007, Mr. Scarborough did not receive an annual bonus. For 2007, Messrs. Stowell and Krah were eligible for bonuses equal to 1.25% of the pretax income of their respective regions, plus discretionary bonuses of up to $400,000 for Mr. Stowell and $600,000 for Mr. Krah. Because both of their regions experienced a loss during 2007, neither received a bonus based on their region’s pretax income. However, both did receive the full amount of their discretionary bonuses based on the Committee’s subjective evaluation of their respective performances and the performance of each of their regions in the following areas: achievement of inventory and sales targets, effectiveness of internal controls, management development and succession planning, and achievement of other corporate initiatives. The discretionary bonuses were designed to provide an incentive for achievement in these key operating areas.

For 2007, Mr. Parnes performance bonus was designed to provide an incentive for the achievement of two key corporate goals. He was eligible to receive a performance bonus of $625,000 if the ratio of the Company’s average homebuilding debt to total capitalization for the year, excluding, among other things, the impact of impairment charges, was below 52% and an additional performance bonus of $625,000 if the Company maintained compliance or obtained a waiver for any non-compliance with the interest coverage ratio contained in its revolving credit facility as in effect throughout the year. The Committee chose to exclude the impact of impairment charges from the leverage calculation to avoid creating the impression that the Company’s decision on whether or not to take impairment charges could be impacted by Mr. Parnes compensation structure. Both goals were attained so Mr. Parnes received a performance bonus of $1,250,000. He was also eligible for a discretionary bonus, which, when added to his base salary, was capped at $1,000,000. In light of Mr. Parnes significant contributions to the Company throughout the year, including his management of the accounting, treasury and investor relations functions, the completion of two amendments to the Company’s revolving credit facility and term loans, and the completion of the Company’s $100 million convertible notes offering, Mr. Parnes received an additional discretionary bonus of $375,000.

For 2007, Mr. Halvorsen was eligible to receive an annual bonus at the discretion of the Committee. In recognition of Mr. Halvorsen’s superior performance in both managing the Company’s legal affairs and as a member of the Company’s management team, Mr. Halvorsen was awarded a discretionary bonus of $560,000.

Performance Share Awards.

Each of the named executive officers received a performance share award during the first quarter of 2008. The targeted number of shares of restricted stock to be issued to the named executive officers pursuant to this award are: 90,000 to Mr. Scarborough, 40,000 to Mr. Parnes, 50,000 to Mr. Stowell and 20,000 to each of Messrs. Krah and Halvorsen. The awards will be earned based on the achievement of two key Company goals: (i) 50% on reducing inventory below a specified level by December 31, 2008 and (ii) 50% on achieving a targeted level of net new orders for 2008. The inventory reduction and net new orders targets set by the Committee for 2008 were established to reward performance consistent with the Company’s business plan. For each of the foregoing performance goals there is both a targeted level of achievement which will result in the full award being earned and a minimum, threshold level of achievement below which no award will be earned, with a formula for reducing the award between the target and the threshold.

Each of the named executive officers received a performance share award during the first quarter of 2007. The targeted number of shares of restricted stock to be issued to the named executive officers pursuant to this award were: 90,000 to Mr. Scarborough, 40,000 to Mr. Parnes and 20,000 to each of Messrs. Stowell, Krah and Halvorsen. The awards were to be earned based (i) 40% on reducing inventory below $3,385,000,000 by December 31, 2007, (ii) 30% on achieving a targeted level of 9,265 net new orders for 2007 and (iii) 30% on achieving $270,000,000 in EBITDA for 2007. The Company achieved the inventory reduction and EBITDA goals, but not the net new order goal. As a result, each of the named executive officers was entitled to, and received, 70% of their targeted restricted share awards as follows: Mr. Scarborough—63,000 shares, Mr. Parnes—28,000 shares and Messrs. Stowell, Krah and Halvorsen—14,000 shares.

Stock Options.

A grant of stock options to executive officers was made in January 2008, including 280,000 shares to Mr. Scarborough, 100,000 shares to Mr. Parnes, 200,000 shares to Mr. Stowell and 50,000 shares to each of Messrs. Krah and Halvorsen. Options issued pursuant to the grant have an exercise price of $4.02 (fair market value on the effective date of grant) and vest in three equal installments on the first three anniversaries of the date of grant. These options have a seven year term. A grant of stock options to executive officers was also made in January 2007. Options issued pursuant to the grant have an exercise price of $29.84 (fair market value on the date of grant) and vest in three equal installments, dependent on the Company’s common stock increasing in value by 7%, 14% and 21%. These options have a seven-year term. The Committee believes that the number of stock options provided to each of the named executive officers was appropriate in light of the total level of compensation the Committee sought to provide to each such officer for each of 2007 and 2008.

Chief Executive Officer Retirement Agreement

Effective March 20, 2008, Stephen J. Scarborough retired from his position as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. In connection with his retirement, the

Company has entered into a Retirement Agreement with Mr. Scarborough. The terms of the Retirement Agreement include Mr. Scarborough’s agreement not to disclose confidential Company information, disparage the Company, or solicit Company employees for two years, as well as his release of certain claims he might have against the Company. In exchange, the Company agreed to (i) pay Mr. Scarborough a lump sum severance payment of $950,000 (one year’s basic salary), (ii) pay COBRA premiums through February 2011, (iii) accelerate the vesting of 42,000 shares of restricted stock that would have vested in two equal tranches on February 19, 2009 and 2010 and 280,000 stock options that would have vested in three equal tranches on February 7, 2009, 2010 and 2011, (iv) allow Mr. Scarborough until April 1, 2010 to exercise any vested but unexercised stock options, (v) continue financial planning services provided to Mr. Scarborough through June 30, 2009, (vi) not disparage Mr. Scarborough and (vii) release him from certain claims.

Other Compensation Related Plans and Policies.

Deferred Compensation Plans.    All employees, including the named executive officers, may participate in the Company’s 401(k) Retirement and Savings Plan (the “401(k) Plan”). Each employee may elect to make before-tax contributions up to the current tax limits. The Company matches employee contributions up to $5,000 per employee per year. The Company provides this plan to help its employees save a portion of their cash compensation for retirement in a tax efficient environment. Except for the deferred compensation plans described below, the Company does not maintain any separate or supplemental retirement plan for executives or key employees.

The Company maintains its deferred compensation plan (the “2002 plan”) and its 2005 deferred compensation plan (the “2005 plan”) which, until December 12, 2007, provided executives, directors, and other eligible key employees the opportunity to defer compensation which would otherwise be paid to such individuals on a current basis. On December 12, 2007, the Company amended the 2005 plan to prohibit future deferrals, and amended both plans to partially terminate the plans, and to make accelerated distributions in 2008 to certain plan participants. These amendments were designed to eliminate any incentive the plans may have created for employees to terminate their employment in order to receive accelerated plan distributions. Other than for directors, former employees, and certain officers who qualified for retirement under the plans for whom payments will not be accelerated, distributions of plan balances under the 2002 plan were made in January 2008, and distributions of plan balances under the 2005 plan generally will be made on July 1, 2008. Deferred restricted stock and other deferred equity awards under the plans will not be distributed on an accelerated basis.

All deferrals under the plans (other than contributions of shares subject to vesting requirements) are 100% vested. All cash deferrals have been fully funded, and will be maintained in a “rabbi trust” until paid to plan participants. Participants elect deemed investments for their cash deferrals from a variety of benchmark funds. The return on the underlying benchmark fund determines the amount of earnings or losses that are credited or debited to the participant’s account. At present, the investment choices are the same funds offered by the Company in its 401(k) Plan to employees generally. In the case of deferrals of restricted or bonus stock, the shares are not issued or held in the plan, but the participant’s investment account is credited with the value of the dividends which would have been paid on the deferred shares had they been issued. The Company has never made any matching contributions to the plans and offers no preferred returns funded by the Company.

Employment Agreements.    The officers of the Company are elected annually and serve at the discretion of the Board of Directors. Because the Company’s executives are generally long-term employees who have been promoted from within the organization, the Company has not found it necessary to enter into long-term employment contracts to attract, retain or motivate its executive team. While each executive officer receives an annual compensation letter from the Company outlining his or her base salary and bonus programs, none of the named executive officers of the Company is currently a party to an employment contract with the Company.

Executive Stock Ownership Guidelines.    The Compensation Committee and Board have adopted Executive Stock Ownership Guidelines for the purpose of further aligning the interests and actions of the executives with the interests of the Company’s shareholders. Under the guidelines, each of the Chief Executive Officer and

President, Chief Operating Officer, Chief Financial Officer, General Counsel, Regional Presidents, and other executive officers are required to own 200,000, 100,000, 75,000, 50,000, 40,000 and 25,000 shares, respectively, of common stock of the Company. As of December 31, 2007, each of the Company’s executive officers exceeded the guideline applicable to him or her. The Executive Stock Ownership Guidelines are accessible via the Company’s website at www.standardpacifichomes.com through the “Investor Relations” link under the heading, “Corporate Governance”. In order to avoid creating conflicts between an executive’s interests and those of other shareholders, our Insider Trading Policy prohibits all covered persons, including executives, from engaging in hedging the economic risk of owning their shares.

Change in Control Agreements.    The Company has entered into change of control agreements with each of its executive officers. These agreements are designed to provide a degree of protection to each executive officer in the event that his or her employment is terminated or significantly modified following, or in contemplation of, a change of control. The agreements also reflect the Committee’s belief that the interests of shareholders will best be served if the interests of the Company’s executive officers are aligned with the other shareholders, and that providing change in control benefits should eliminate or at least reduce the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders.

The Committee last reviewed and modified the terms of these change in control agreements during 2006. At that time, the Committee engaged a compensation consultant, Towers Perrin, to provide advice regarding market norms for change in control payment levels. In light of the advice provided by Towers Perrin, the Committee reduced the benefits payable under the Company’s change in control program to align the program more closely with market norms.

Under the program, severance benefits are payable if the Company terminates the employment of the executive officer without cause or the executive officer terminates his or her employment for good reason (generally consisting of adverse changes in responsibilities, compensation, benefits or location of work place) within two years after a change of control or prior to and in connection with, or in anticipation of, such a change. Subject to a payment cap designed to keep the severance benefits payable to each executive officer below the “excess parachute payments” threshold under Internal Revenue Code Section 280G, the severance benefits generally consist of (1) a lump sum payment equal to two times the executive officer’s annual base salary and two times his or her average annual bonus and incentive compensation determined over the three prior years; and (2) continuation for two years of the Company life, health and disability insurance (without an exclusion for pre-existing conditions), car allowance and any cash-in-lieu payments. As Chief Executive Officer, Mr. Scarborough’s agreement provided for payments equal to three times his base salary and average annual bonus, and the continuation of benefits for three years, subject to the cap described above.

In addition, each of the Company’s executive officers has been granted stock options, restricted stock, and performance awards pursuant to the terms of the Company’s various stock incentive plans. These awards will vest upon a change of control of the Company pursuant to the terms of the awards as well as pursuant to the change in control agreements described above.

The “Estimated Current Value of Change-in-Control Benefits” table at page 40 of this proxy statement provides an estimate of the total cash payment and other value that would have been received by each named executive officer and for all named executive officers as a group assuming that the Company had become obligated to pay the executive officers severance as of December 31, 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of the Company’s named executive officers for 2006 and 2007.

2007 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(2)(3)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Stephen J. Scarborough(6) (Chief Executive Officer)	2007 2006	950,000 950,000	— —	2,039,493 3,509,813	3,316,762 621,890	— 3,487,207	27,970 39,090	6,334,225 8,608,000

Andrew H. Parnes (Executive Vice President and Chief Financial Officer)	2007 2006	525,000 525,000	375,000 465,000	481,190 515,592	501,243 163,693	1,250,000 1,000,000	27,632 31,981	3,160,065 2,701,266

Scott Stowell (Chief Operating Officer)	2007 2006	611,736 365,000	400,000 1,810,380	536,613 646,263	407,405 112,539	— —	27,790 31,999	1,983,544 2,966,181

Clay A. Halvorsen (Executive Vice President and General Counsel)	2007 2006	440,000 440,000	560,000 660,000	403,375 515,592	413,886 163,963	— —	27,466 31,710	1,844,727 1,811,265

Douglas C. Krah (Northern California Regional President)	2007 2006	365,000 365,000	600,000 —	717,567 804,597	407,405 101,130	— —	28,539 32,542	2,118,511 1,303,269

(1)	Base salary is paid for ongoing performance throughout the year and is set annually for each executive by the compensation committee.
(2)	Annual bonus and non-equity incentive plan compensation is generally paid in February or March for the prior year’s performance. These amounts are described in more detail in the “Compensation Discussion and Analysis” section under the heading “Annual Bonuses” beginning at page 31 of this proxy statement.

(3)	Under the Company’s Management Incentive Bonus Plan, Mr. Scarborough was to be paid an incentive bonus equal to 2.25% of the 2007 consolidated pretax income of the Company. The Company did not earn consolidated pretax income in 2007 so no bonus was paid. For 2006, Mr. Scarborough was paid an incentive bonus equal to 2.25% of the 2006 consolidated pretax income of the Company. 80% of this incentive bonus was paid in cash and reflected in Column (g) and 20% was paid in Company common stock and reflected in Column (e). The Company common stock, valued at $871,781 was fully vested as of the date of issuance but was non-transferable for a one-year period.

(4)	Includes compensation cost recognized in the Company’s financial statements with respect to awards granted in previous fiscal years and the current fiscal year, calculated in accordance with FAS 123R, disregarding adjustments for forfeitures. The methodology and assumptions used to calculate the valuations of the stock awards and option awards granted to Messrs. Scarborough, Parnes, Stowell, Halvorsen and Krah are set forth in Note 11, “Stock Incentive Plans,” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007.

(5)	Includes premiums on life, long-term disability, and travel and accident insurance coverage paid by the Company, the value of flex credits provided to each executive to be applied against the cost of the executive’s participation in the Company’s cafeteria benefit plans, $9,179 of personal financial planning services provided to each executive, including a $6,391 tax “gross-up” paid to each executive to cover income taxes levied against such executive as a result of the Company’s provision of such personal financial planning services, dividends paid on the unvested portion of each executive’s restricted stock awards, the Company’s contribution to the executive’s 401(K) plan account, and a car allowance. None of the amounts described in this footnote exceeded $10,000.

(6)	Mr. Scarborough retired from his position as Chairman, Chief Executive Officer and President on March 20, 2008.

Grants of Plan-Based Awards.    The following table sets forth information concerning awards granted under the Company’s equity and non-equity incentive plans for 2007 to each of Messrs. Scarborough, Parnes, Stowell, Halvorsen and Krah.

GRANTS OF PLAN-BASED AWARDS FOR 2007

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold		Target		Maximum	Threshold		Target		Maximum
		($)		($)		($)	(#)		(#)		(#)	($/Sh)	($)
(a)	(b)	(c)		(d)		(e)	(f)		(g)		(h)	(k)	(l)
Stephen J. Scarborough(1)	2/6/07	—		—		—	—		140,000	(3)	—	29.84	889,451
	3/23/07	—		—		—	36,000	(3)	90,000	(4)	—	—	2,088,000	(4)
Andrew H. Parnes	2/6/07	—		—		—	—		40,000	(3)	—	29.84	254,219
	3/23/07	—		—		—	16,000	(3)	40,000	(4)	—	—	928,000	(4)
	1/30/07	437,500	(2)	1,250,000	(2)	—	—		—		—	—	—
Scott D. Stowell	2/6/07	—		—		—	—		25,000	(3)	—	29.84	158,831
	3/23/07	—		—		—	8,000	(3)	20,000	(4)	—	—	464,000	(4)
Clay A. Halvorsen	2/6/07	—		—		—	—		25,000	(3)	—	29.84	158,831
	3/23/07	—		—		—	8,000	(3)	20,000	(4)	—	—	464,000	(4)
Douglas C. Krah	2/6/07	—		—		—	—		25,000	(3)	—	29.84	158,831
	3/23/07	—		—		—	8,000	(3)	20,000	(4)	—	—	464,000	(4)

(1)	Mr. Scarborough retired from his position as Chairman, Chief Executive Officer and President on March 20, 2008. Pursuant to their terms, the 140,000 unvested stock options listed in column (g) and described in footnote 3 terminated as of the date of his retirement.

(2)	For Mr. Parnes, payment of the target bonus amount was contingent upon the Company maintaining its average homebuilding debt to total capitalization ratio below a specified level and the Company maintaining compliance with the interest coverage ratio contained in its revolving credit agreement as in effect throughout the year. Please see the “Compensation Discussion and Analysis” section under the heading “2007 and 2008 Named Executive Officer Compensation” beginning on page 32 of this proxy statement for a more detailed description of Mr. Parnes bonus criteria.

(3)	Each option has (i) a fair market value exercise price as of its date of grant, (ii) five year term, and (iii) vests in three equal installments, dependent upon the Company’s share price meeting or exceeding price hurdles of 7%, 14%, and 21%, respectively, for five out of ten consecutive trading days.

(4)	The Company’s Performance Share Award program is described in more detail in the “Compensation Discussion and Analysis” section under the heading “Performance Share Awards” beginning at page 34 of this proxy statement. For 2007, 70% of the target shares were issued pursuant to the terms of this award based on the Company’s achievement of targeted levels of inventory and EBITDA (as defined in the Company’s Revolving Credit Facility). One-third of the shares vested upon issuance and the remaining two-thirds will vest on each of the first two anniversaries of the issuance date.

(5)	For a description of the methodology and assumptions used to calculate the grant date fair value of the stock awards and option awards granted, please see footnote (11), “Stock Incentive Plans,” contained in our Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards.    The following table provides a summary of awards granted to Messrs. Scarborough, Parnes, Stowell, Halvorsen and Krah under the Company’s equity incentive plans that were outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(9)
	Exercisable	Unexercisable
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)
Stephen J. Scarborough	150,000	0			8.5000	01/27/2008	63,000	(4)	211,050
	206,668	0			6.0000	09/03/2008	43,333	(5)(8)	145,166
	150,000	0			5.6563	12/13/2009
	100,000	0			11.6875	12/13/2010
	100,000	0			8.2500	04/24/2011
	82,864	0			11.6700	01/14/2012
	90,000	0			11.0000	11/12/2012
	80,000	0			16.7050	07/24/2013
	60,000	0			27.5850	04/27/2014
			250,000	(1)	37.0300	02/03/2011
			140,000	(2)	29.8400	02/06/2014

Andrew H. Parnes	49,998	0			6.0000	09/03/2008	28,000	(4)	93,800
	20,000	0			11.6875	12/13/2010	4,166	(5)	27,916
	32,000	0			8.2500	04/24/2011	4,167	(5)(8)
	30,000	0			11.6700	01/14/2012
	30,000	0			11.0000	11/12/2012
	40,000	0			16.7050	07/24/2013
	20,000	0			27.5850	04/27/2014
			25,000	(1)	37.0300	02/03/2011
			40,000	(2)	29.8400	02/06/2014

Scott D. Stowell	30,000	0			11.6875	12/13/2010	14,000	(4)	46,900
	30,000	0			8.2500	04/24/2011	8,333	(5)(8)	27,916
	19,600	0			11.6700	01/14/2012	3,333	(6)	11,166
	30,000	0			11.0000	11/12/2012	1,179	(7)	3,950
	18,000	0			16.7050	07/24/2013
	15,000	0			27.5850	04/27/2014
			25,000	(1)	37.0300	02/03/2011
			25,000	(2)	29.8400	02/06/2014

Clay A. Halvorsen	6,136	0			11.6700	01/14/2012	14,000	(4)	46,900
	10,000	0			11.0000	11/12/2012	8,333	(5)(8)	27,916
	40,000	0			16.7050	07/24/2013
	20,000	0			27.5850	04/27/2014
			25,000	(1)	37.0300	02/03/2011
			25,000	(2)	29.8400	02/06/2014

Douglas C. Krah	8,000	0			11.0000	11/12/2012	14,000	(4)	46,900
	3,332	0			16.7050	07/24/2013	8,333	(5)	27,916
	10,000	0			27.5850	04/27/2014	3,333	(6)	11,166
			25,000	(2)	37.0300	02/03/2011	11,570	(7)	38,760
			25,000	(1)	29.8400	02/06/2014

(1)	These unearned options were granted in February 2006. Options issued pursuant to this grant vest in three equal installments, dependent upon the Company’s share price meeting or exceeding price hurdles of $50.00, $55.00 and $60.00 per share, respectively. Pursuant to their terms, Mr. Scarborough’s unearned options terminated on March 20, 2008, the date of his retirement.

(2)	These unearned options were granted in February 2007. Options issued pursuant to this grant vest in three equal installments, dependent upon the Company’s share price meeting or exceeding price growth hurdles of 7%, 14% and 21%, respectively, from a base price of $29.84 per share. Pursuant to their terms, Mr. Scarborough’s unearned options terminated on March 20, 2008, the date of his retirement.

(3)	In January 2004, the Compensation Committee began a program of annual grants to executives of performance share awards. These awards are described in more detail in the “Compensation Discussion and Analysis” section under the heading “Performance Share Awards” beginning at page 34 of this proxy statement.

(4)	This unvested restricted stock represents a February 15, 2007 grant pursuant to the Company’s Performance Share Award program. One-third of the total amount vested on February 15, 2008, and the other two-thirds will vest February 15, 2009, and February 15, 2010 if the executive remains an employee of the Company through such date.

(5)	This unvested restricted stock represents the final one-third of a February 16, 2006 grant pursuant to the Company’s Performance Share Award program and vested on February 16, 2008.

(6)	This unvested restricted stock represents the final one-third of a February 1, 2005 discretionary restricted stock grant and vested on February 1, 2008.

(7)	This unvested restricted stock represents the final two-thirds of a February 16, 2006 discretionary restricted stock grant. One-third of the total amount vested on February 16, 2008, and the remaining one-third will vest February 16, 2009 if the executive remains an employee of the Company through such date.

(8)	At the election of the executive, receipt of these shares was deferred pursuant to the terms of the Company’s 2005 Deferred Compensation Plan. The executive’s deferred compensation plan investment account is credited with the value of the dividends which would have been paid on the deferred shares had they been issued. The Company’s deferred compensation program is described in more detail in the “Compensation Discussion and Analysis” section under the heading “Deferred Compensation Plans”, which begins at page 35 of this proxy statement.

(9)	The market value of the unvested restricted stock reflected in this column was obtained by multiplying the number of shares by the closing price of the Company’s common stock as of December 31, 2007 which was 3.35 per share.

Option Exercises and Stock Vested.    The following table sets forth on an aggregated basis for each of Messrs. Scarborough, Parnes, Stowell, Halvorsen and Krah, the number and value of shares of Company common stock acquired upon exercise of stock options, and the number and value of shares of Company common stock acquired upon vesting of restricted stock during 2007.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Stephen J. Scarborough	128,000	2,681,162	90,000	(1)	2,532,600
Andrew H. Parnes	14,000	335,700	17,667	(1)	497,149
Scott D. Stowell	—	—	21,590	(1)	606,176
Clay A. Halvorsen	—	—	17,667	(1)	497,149
Douglas C. Krah	—	—	26,784		752,335

(1)	At the election of the executive, receipt of 43,333 shares by Mr. Scarborough, 4,167 shares by Mr. Parnes, 8,334 shares by Mr. Stowell, and 8,334 shares by Mr. Halvorsen was deferred pursuant to the terms of the Company’s 2005 Deferred Compensation Plan.

Deferred Compensation.    The Company has two non-qualified deferred compensation plans pursuant to which the named executive officers, directors, and other eligible employees have been permitted to defer a portion of their compensation. The first plan was closed to new contributions on December 31, 2004. The second plan was closed to new contributions beginning January 1, 2008. The table below provides a summary of Messrs. Scarborough, Parnes, Stowell, Halvorsen and Krah’s contributions, earnings, withdrawals, and aggregate year end balances for 2007 under the two plans. The Company’s deferred compensation program is described in more detail in the “Compensation Discussion and Analysis” section under the heading “Deferred Compensation Plans”, which begins at page 35 of this proxy statement.

2007 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY($)	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
(a)	(b)	(c)	(d)	(e)
Stephen J. Scarborough	—	($2,983,889)	$560,772	$1,190,003
Andrew H. Parnes	—	($145,237)	—	$300,292
Scott D. Stowell	—	($431,064)	—	$2,897,283
Clay A. Halvorsen	—	($500,262)	—	$1,301,502
Douglas C. Krah	—	—	—	—

(1)	The amounts listed in this column are not required to be reported as compensation earned during the last fiscal year in the “Summary Compensation Table” at page 37 of this proxy statement because no portion of these earnings is a preferred return funded in whole or in part by the Company.

ESTIMATED VALUE OF CHANGE-IN-CONTROL BENEFITS AS OF DECEMBER 31, 2007

Name	Severance Amount(1)	Miscellaneous Benefits(2)	Early Vesting of Outstanding Equity(3)	Total Change-in-Control Benefit
Stephen J. Scarborough(4)	$23,202,342	$46,527	$446,666	$23,695,535
Andrew H. Parnes	$3,866,667	$46,989	$161,916	$4,075,572
Scott D. Stowell	$5,681,328	$32,663	$110,031	$5,824,022
Clay A. Halvorsen	$2,076,667	$34,392	$94,916	$2,205,975
Douglas C. Krah	$3,063,762	$42,857	$144,841	$3,251,460
Total (Named Executive Officers)	$37,890,766	$203,428	$958,370	$39,052,564
Total (All Executive Officers as a Group (9 persons))	$48,031,031	$382,308	$1,250,565	$49,663,904
Total (All Executive Officers as a Group (8 Persons) other than Mr. Scarborough)(4)	$24,828,689	$335,781	$803,899	$25,968,369

(1)	The Compensation Committee has established a cap on severance benefits which limits the amount payable to any named executive to the maximum that can be paid without triggering the “excess parachute payments” tax under the Internal Revenue Code. Subject to the cap, the amount reflected in this column is equal to two times the executive’s base salary plus two times the average of his bonus (three times such amounts in the case of Mr. Scarborough) for the last three completed fiscal years.

(2)	This amount relates to the continuation of Company health and welfare benefits (life, health, hospitalization, dental and disability insurance and other employee insurance or welfare benefits) for two years (except for Mr. Scarborough who receives three years) following the change-in-control and a $10,000 outplacement fee benefit.

(3)	This amount represents the intrinsic value resulting from the acceleration of vesting of stock options and restricted stock (assuming a share price equal to $3.35 which was the closing price of our Common Stock on December 31, 2007).

(4)	Mr. Scarborough retired from his position as Chairman, Chief Executive Officer & President of the Company on March 20, 2008. Pursuant to its terms, Mr. Scarborough’s change-in-control agreement terminated on that date and therefore, Mr. Scarborough will not be entitled to a payment upon a change-in-control of the Company.

The following reports of the Compensation Committee and Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the contents of the “Compensation Discussion and Analysis” section that begins at page 29 of this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Larry D. McNabb

J. Wayne Merck

F. Patt Schiewitz

March 2, 2008

REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters it is required to discuss with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed and discussed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed by the Company with the Securities and Exchange Commission.

AUDIT COMMITTEE

Douglas C. Jacobs

Ronald R. Foell

Larry D. McNabb

Bruce A. Choate

April 2, 2008

INFORMATION CONCERNING AUDITORS

Ernst & Young LLP was retained to audit the Company’s consolidated financial statements for 2007 and to provide various other services to the Company and its subsidiaries. In addition, as part of its annual process, the Audit Committee will consider the appointment of Ernst & Young as the Company’s auditors for fiscal year 2008. Representatives of Ernst & Young will be present at the 2008 Annual Meeting and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from stockholders.

Audit Fees and All Other Fees

The following table sets forth the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years ended December 31, 2007 and 2006.

	Fiscal Year Ended December 31,
	2007	2006
Audit Fees(1)	$1,140,550	$1,057,443
Audit-related Fees(2)	$2,465	$2,500
Tax Fees(3)	—	—
All Other Fees	—	—

Total(4)	$1,143,015	$1,059,943

(1)	Includes fees and expenses related to fiscal year audits and interim reviews of the Company and its financial services subsidiary, Standard Pacific Mortgage, Inc., services rendered in connection with public securities offerings, and fees incurred in connection with auditing the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Does not include $180,740 and $214,000 in fees and expenses related to fiscal year audits of unconsolidated joint ventures with respect to which the Company, directly or indirectly, is the managing member for the fiscal years ended December 31, 2007 and 2006, respectively.

(2)	Includes fees and expenses related to an online subscription to Ernst & Young’s internal accounting literature database.

(3)	Includes fees related to research with respect to various tax issues.

(4)	All fees listed above were approved by the Audit Committee and accordingly there was no reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C).

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the independent auditor. For audit services, each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit and review services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Committee before such services commence.

Each year, management submits to the Committee a list of audit-related and non-audit services with respect to which the independent auditor may be engaged. When assessing whether it is appropriate to engage the independent auditor to perform such services, the Committee considers, among other things, whether such services are consistent with the auditor’s independence. For those services approved by the Committee, the Committee also establishes an aggregate cap on fees associated with such services. In addition, at each regular meeting of the Audit Committee management reports to the Committee detail of audit related and non-audit related services that were rendered by the independent auditor since the prior meeting.

In order to expedite the handling of unexpected matters, the Committee has authorized its Chairman to approve audit and non-audit services that do not fall within the pre-approved list. If the Chairman approves such services, he reports the action taken to the Committee at its next regular meeting. All audit, audit-related and permissible non-audit services provided by the Company’s independent auditors to the Company for the fiscal year ended December 31, 2007 were approved or pre-approved in accordance with the foregoing policy. In addition, the Audit Committee considered the provision of the services listed in the table above by Ernst & Young and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 10, 2008 (except as noted otherwise) regarding ownership of the Company’s shares of common stock by (1) each director of the Company, and each executive officer of the Company named in the Summary Compensation Table, (2) all directors and executive officers of the Company as a group, and (3) each person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock. This table is based on information supplied to the Company by the executive officers, directors and nominees for director and on Schedule 13Gs filed with the Securities and Exchange Commission.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Outstanding Shares**
Directors and Executive Officers
Stephen J. Scarborough	2,105,103	2.89
Andrew H. Parnes	339,873	*
Scott D. Stowell	265,301	*
Clay A. Halvorsen	139,711	*
Douglas C. Krah	79,443	*
Bruce A. Choate	10,000	*
Dr. James L. Doti	25,900	*
Ronald R. Foell	377,248	*
Douglas C. Jacobs	56,500	*
Larry D. McNabb	47,523	*
J. Wayne Merck	10,000	*
Jeffrey V. Peterson	58,000	*
F. Patt Schiewitz	10,000	*
Directors and Executive Officers as a Group (17 persons)	3,889,359	5.33
5% Beneficial Owners
FMR LLC(3)	9,398,368	12.89
State Street Bank & Trust Co.(4)	6,426,974	8.82
Barclays Global Investors, NA(5)	6,129,650	8.41
Citadel Investment Group, L.L.C.(6)	5,296,854	7.27
Capital Group International, Inc.(7)	4,971,860	6.82

*	Less than one percent.

**	Applicable percentage of ownership is based on 72,904,216 shares of the Company’s common stock outstanding as of March 10, 2008. To the Company’s knowledge, none of such shares have been pledged as security by any of the Company’s directors or executive officers.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares indicated. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 1, 2008, are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(2)	The total number of shares listed in the “Amount and Nature of Beneficial Ownership” column for each named executive officer and director includes the following number of shares subject to options held by such named executive officer or director which are exercisable within 60 days after March 10, 2008: Mr. Scarborough 869,532, Mr. Parnes 221,998, Mr. Stowell 142,600, Mr. Halvorsen 76,136, Mr. Krah 21,332, Mr. Choate 0, Dr. Doti 0, Mr. Foell 34,000, Mr. Jacobs 34,000, Mr. McNabb 30,000, Mr. Merck 0, Mr. Peterson 36,000, Mr. Schiewitz 0, and all directors and executive officers as a group 1,658,326.

(3)	FMR LLC, an affiliate of Fidelity Management and Research Company, beneficially owns 9,398,368 shares of common stock of the Company with respect to which it has sole dispositive power. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. This information is based on a Schedule 13G/A filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2008.

(4)	State Street Bank & Trust Co. beneficially owns 6,426,974 shares of common stock of the Company over which it has shared dispositive power and sole voting power. The address of State Street Bank & Trust Co. is State Street Financial Center, One Lincoln Street, Boston, MA 02111. This information is based on a Schedule 13G filed by State Street Bank and Trust Co. with the Securities and Exchange Commission on February 12, 2008.

(5)	Barclays Global Investors, NA beneficially owns 6,129,650 shares of common stock of the Company over which it has sole dispositive power and 5,289,285 shares over which it has sole voting power. The address of Barclays Global Investors NA is 45 Fremont Street, San Francisco, California 94105. This information is based on a Schedule 13G filed by Barclays Global Investors, NA with the Securities and Exchange Commission on February 6, 2008.

(6)

Citadel Investment Group, L.L.C., beneficially owns 5,296,854 shares of common stock of the Company with respect to which it has shared voting and dispositive power. The address of Citadel Investment Group, L.L.C. is 131 S. Dearborn Street, 32nd floor, Chicago, Illinois 60603. This information is based on a Schedule 13G/A filed by Citadel Investment Group, L.L.C. on February 13, 2008.

(7)	Capital Group International, Inc. beneficially owns 4,971,860 shares of common stock of the Company over which it has sole dispositive power and 2,254,000 shares over which it has sole voting power. The address of Capital Group International, Inc. is 11100 Santa Monica Blvd., Los Angeles, CA 90025. This information is based on a Schedule 13G filed by Capital Group International, Inc. with the Securities and Exchange Commission on February 12, 2008.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2009 proxy solicitation materials, including director nominations, must set forth such proposal in writing and submit it to the Company’s Corporate Secretary on or before December 2, 2008. The Board will review proposals from eligible stockholders if they are received by December 2, 2008 and will determine whether such proposals will be included in the Company’s 2009 proxy solicitation materials. A stockholder is eligible to present proposals to the Board of Directors if he or she is the record or beneficial owner of at least one percent, or $2,000 in market value, of Company securities entitled to be voted at the 2009 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held. Proposals must be submitted in accordance with the Company’s bylaws and comply with Securities and Exchange Commission regulations promulgated pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended. If a stockholder desires to have a proposal presented at the Company’s annual meeting of stockholders in 2009 and the proposal is not intended to be included in the Company’s related 2009 proxy solicitation materials, the stockholder must give advance notice to the Company in accordance with the Company’s bylaws. According to the bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of stockholders, the stockholder must give notice of the proposal in writing to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting. All stockholder proposals must include the information required by the Company’s bylaws. Stockholders may contact the Company’s Corporate Secretary at the address set forth on the next page of this proxy statement for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating director candidates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, all of the reports required under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended December 31, 2007, were filed on a timely basis, except for a Form 4 for each of Mr. Jacobs and Dr. Doti related to the annual director restricted stock grant to each of them of 4,500 and 4,000 shares, respectively.

FORM 10-K ANNUAL REPORT

Along with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Annual Report to Stockholders and Annual Report on Form 10-K. The Company incorporates herein the information set forth in Item 10 of our Form 10-K relating to the executive officers of the Company. The Company will provide, without charge, an additional copy of its Annual Report on Form 10-K for the year ended December 31, 2007 (without the exhibits thereto) and/or a copy of the exhibits to its 2007 Form 10-K, upon the written or oral request of any stockholder or beneficial owner of its common stock. Requests should be directed to the following address:

Clay A. Halvorsen

Corporate Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618-2338

(949) 789-1600

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2008

This proxy statement and the Company’s 2007 Annual Report to Stockholders are available on the Company’s website at www.standardpacifichomes.com/proxy.htm.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

By Order of the Board of Directors

/s/ CLAY A. HALVORSEN

Clay A. Halvorsen Secretary

Irvine, California

April 2, 2008

Appendix A

2008 Equity Incentive Plan

STANDARD PACIFIC CORP.

2008 EQUITY INCENTIVE PLAN

1. Purpose

The purpose of the Standard Pacific Corp. 2008 Equity Incentive Plan (the “Plan”) is to enable Standard Pacific Corp., a Delaware corporation and its Subsidiaries (collectively, the “Company”) to attract, retain and motivate is non-employee directors, officers, employees and service providers, and to further align the interests of such persons with those of Company stockholders by providing for or increasing the proprietary interest of such persons in the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Administrator of the Plan in accordance with Section 18.

(b) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(c) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(d) “Board” means the board of directors of the Company.

(e) “Change in Control” shall mean:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons acting in concert (other than the Company or any subsidiary thereof or any employee benefit plan of the Company or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Company’s capital stock) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote in the election of directors (“voting stock”);

(ii) during any period subsequent to the effective date of this Plan, a majority of the members of the Board shall not for any reason be the individuals who at the beginning of such period constitute the Board or those persons who are nominated as new directors by a majority of the current directors or their successors who have been so nominated;

(iii) there shall be consummated any merger, consolidation (including a series of mergers or consolidations), or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (meaning assets representing fifty percent (50%) or more of the net tangible assets of the Company or generating fifty percent (50%) or more of the Company’s operating cash flow, in each case measured over the Company’s last four full fiscal quarters), or any other similar business combination or transaction, but excluding any business combination or transaction which would result in the voting stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than seventy percent (70%) of the combined voting power of the voting stock of the Company (or such surviving entity) outstanding immediately after giving effect to such business combination or transaction;

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

(v) the occurrence of any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act as in effect on the date hereof; or

(vi) any other event specified by the Administrator, regardless of whether at the time an Award is granted or thereafter.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(g) “Fair Market Value” means, as of any date, the closing price per share at which the Shares are sold in the regular way on the New York Stock Exchange or, if no Shares are traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares are traded on the New York Stock Exchange or, if the Shares are at any time no longer traded on the New York Stock Exchange, the closing price per share at which the Shares are sold on such other exchange, listing, quotation or similar service, or, if no such closing price is available, such other method, consistent with Section 409A of the Code, as the Administrator may determine.

(h) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(i) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(j) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(k) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(m) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(n) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 13.

(o) “Prior Plans” means the Company’s 2000 Stock Incentive Plan, 2001 Non-Executive Officer Stock Incentive Plan and 2005 Stock Incentive Plan.

(p) “Qualifying Performance Criteria” has the meaning set forth in Section 13(b).

(q) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(r) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(s) “Share” means a share of the Company’s common stock, par value $.01, subject to adjustment as provided in Section 12.

(t) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(u) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(v) “Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) service as a member of the Board or other service provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Options, and the Administrator’s decision shall be final and binding.

(w) “Total and Permanent Disablement” has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term or in the case of an Option intending to qualify as an Incentive Stock Option, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3. Eligibility

Any person who is a current or prospective officer or employee (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator. For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Administrator.

4. Effective Date and Termination of Plan

This Plan was adopted by the Board as of March 20, 2008, and it will become effective (the “Effective Date”) when it is approved by the Company’s stockholders. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the affirmative vote of the holders of a majority of the outstanding Shares present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company does not occur within one year of the date that this Plan was adopted by the Board, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5. Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards shall not exceed 1,275,000, plus (i) any Shares that were authorized for issuance under the Prior Plans that, as of March 21, 2008, remain available for issuance under the Prior Plans (not including any Shares that are subject to, as of March 21, 2008, outstanding awards under the Prior Plans or any Shares that prior to March 21, 2008 were issued pursuant to awards granted under the Prior Plans) and (ii) any Shares subject to outstanding awards under the Prior Plans as of March 21, 2008 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares); provided that any Shares granted as Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and one-half (1.5) Shares for every one (1) Share subject to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan. Any Shares that again become available for grant pursuant to Section 5(a) or this Section 5(b) shall be added back as one (1) Share if such shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under a Prior Plan, and as one and one-half (1.5) Shares if such shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or subject to awards other than options or stock appreciation rights granted under a Prior Plan.

(c) Tax Code Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 600,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 8,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $10,000,000.

(d) Director Awards. The aggregate number of Shares subject to Options and Stock Appreciation Rights granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed 100,000, and the aggregate number of Shares issued or issuable under all Awards granted under this Plan other than Options or Stock Appreciation Rights during any calendar year to any one Nonemployee Director shall not exceed 50,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to the Participant may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limits and the foregoing limits shall not count any tandem SARs (as defined in Section 7).

6. Options

(a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

(c) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options in exchange for other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award).

(d) Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e) Term of Options and Termination of Employment: The Administrator shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(1) Death. Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, all of the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death. Any and all of the deceased Participant’s Options that are not exercised during the one (1) year commencing on the date of death shall terminate as of the end of such one (1) year period.

If a Participant should die within thirty (30) days of his or her Termination of Employment with the Company and its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of termination, but only to the extent of the number of Shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant’s Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(2) Total and Permanent Disablement. Upon Termination of Employment as a result of the Total and Permanent Disablement of any Participant, all of the Participant’s Options then held shall be exercisable during the one (1) year period commencing on the date of termination. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period.

(3) Other Reasons. Upon the date of a termination of a Participant’s employment for any reason other than those stated above in Sections 6(e)(1) and (e)(2) or as described in Section 15, (A) to the extent that any Option is not exercisable as of such termination date, such portion of the Option shall remain unexercisable and shall terminate as of such date, and (B) to the extent that any Option is exercisable as of such termination date, such portion of the Option shall expire on the earlier of (i) ninety (90) days following such date and (ii) the expiration date of such Option.

(f) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

7. Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8. Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Other than with respect to Awards to Nonemployee Directors, the grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, but may be subject to pro-rata vesting over such period, except that the Administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death or disability or in connection with a Change in Control, and the Administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(e) Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

9. Incentive Bonuses

(a) General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year or, for Incentive Bonus Awards settled solely in cash, no less than one calendar quarter.

(b) Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 13(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

10. Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

11. Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12. Adjustment of and Changes in the Stock

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 5(a) and 5(c) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Sections 5(a) and 5(c) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Administrator pursuant to this Section 12 may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Administrator determines to be equitable.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13. Qualifying Performance-Based Compensation

(a) General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or one of more joint ventures, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (1) revenue (including homebuilding and/or financial services revenue), (2) cash balance or cash flow (including cash flow, before or after dividends, and cash from operations), (3) returns (including return on equity, capital, inventory, assets; operating revenue; stockholder return), (4) profit or earnings (including net income; operating income; pretax income; income from joint ventures and/or discontinued operations; earnings; earnings per share and earnings before any one or more of interest, taxes, depreciation, amortization, impairments and write-offs), (5) debt levels and leverage and liquidity (including borrowing capacity; liquidity criteria; interest coverage ratio; debt to capital; debt to equity or other leverage criteria) (6) operating measures consisting of gross, operating or pretax margin; SG&A ratio; overhead or other cost reduction; orders; backlog; deliveries; inventory turnover, increase or reduction; completed and unsold inventory; homes under construction; speculative homes under construction; cancellation or order rates; revenue or deliveries per employee, homes under construction to backlog ratio; lot supply or land position, (7) company fundamentals consisting of stock price; market capitalization; shareholders’ equity or book value per share; economic value added, (8) contractual compliance (including maintaining compliance, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants), or (9) other measures consisting of market share; customer service; customer or employee satisfaction; brand acceptance and recognition; product development, release or innovation; and asset acquisitions or sales (including division acquisitions or sales). To the extent consistent with Section 162(m) of the Code, the Administrator (A) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30), Statement of Financial Accounting Standards No. 111, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections,” or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs or impairments, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

14. Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15. Impact of Change in Control

The Administrator may provide, either at the time an Award is granted or thereafter, that a Change in Control shall have such effect as specified by the Administrator, or no effect, as the Administrator in its discretion may provide. Without limiting the foregoing, the Administrator may but need not provide, either at the time an Award is granted or thereafter, that if a Change in Control occurs, then effective as of a date selected by the Administrator, the Administrator (which for purposes of the Changes in Control described in (i), (ii) and (iii) of the definition of Change in Control contained in Section 2 shall be the Compensation Committee of the Board as constituted prior to the occurrence of such Change in Control) acting in its discretion without the consent or approval of any Participant, may effect one or more of the following alternatives or combination of alternatives with respect to all outstanding Awards (which alternatives may be conditional on the occurrence of such of the Changes in Control specified above and which may vary among individual Participants):

(i) in the case of a Change in Control specified in clause (iii) of the definition of Change in Control, accelerate the time at which Options or Stock Appreciation Rights then outstanding may vest or be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the common stock received upon exercise of such Option or Stock Appreciation Right in the event of a Change in Control specified in clause (iii) of the definition of Change in Control) fixed by the Administrator, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate,

(ii) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Options or Stock Appreciation Rights may be exercised in full for their then remaining term (or such shorter period as determined by the Administrator),

(iii) accelerate the vesting of Restricted Stock Awards or Restricted Stock Units, or

(iv) require the mandatory surrender to the Company of outstanding Options or Stock Appreciation Rights or unvested Restricted Stock or Restricted Stock Units held by such Participant (irrespective of whether such Options or Stock Appreciation Rights are then exercisable under the provisions of this Plan) as of a date, before or not later than 60 days after such Change in Control, specified by the Administrator, and in such event the Administrator shall thereupon cancel such Options and Stock Appreciation Rights and unvested Restricted Stock and Restricted Stock Units and the Company shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate Shares subject to such Option or Stock Appreciation Right over the aggregate Option or Stock Appreciation Right exercise price of such Shares or the fair market value of the aggregate unvested Shares of Restricted Stock or Restricted Stock Units, as applicable; provided, however, the Administrator shall not select an alternative (unless consented to by the Participant) that would result in the Participant’s owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Administrator shall take such action, which is hereby authorized, to put such Participant in as close to the same position as such Participant would have been in had the selected alternative been made but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of the Participant, the Administrator may in lieu of the foregoing make such provision with respect of any Change in Control as it deems appropriate.

16. Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17. Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election.

18. Administration of the Plan

(a) Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Option agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. The Compensation Committee hereby designates the Secretary of the Company and the head of the Company’s human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a Change in Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation, including cancellation in exchange for other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award, or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 12) without the approval of the Company’s stockholders.

(c) Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(g) increase the individual maximum limits in Sections 5(c) and (d).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20. No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

22. Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23. Arbitration of Disputes

In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Administrator with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected by those members of the Board who are neither members of the Compensation Committee of the Board nor employees of the Company or any Subsidiary. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the jurisdiction in which the Company’s headquarters are then located. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the

American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

24. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

25. Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

STANDARD PACIFIC CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 14, 2008

The undersigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders, and, revoking any proxy previously given, hereby constitutes and appoints Jeffrey V. Peterson, Andrew H. Parnes and Clay A. Halvorsen, and each of them, as his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Fairmont Hotel, 4500 MacArthur Blvd., Newport Beach CA, 92660, on Wednesday, May 14, 2008, at 10:30 A.M., local time, and at any postponement or adjournment thereof, on all matters coming before such meeting as set forth on the reverse hereof.

IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU FAIL TO MARK ONE OF THE BOXES FOR A PROPOSAL, THIS PROXY WILL BE VOTED, IN THE CASE OF THE ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES FOR DIRECTOR, IN THE CASE OF PROPOSALS 2 AND 5, FOR THE PROPOSALS, IN THE CASE OF PROPOSALS 3 AND 4, AGAINST THE PROPOSALS, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER BUSINESS THAT COMES BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE.

SEE REVERSE SIDE SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

P R O X Y

FOLD AND DETACH HERE

The Annual Meeting of Stockholders of Standard Pacific Corp.

Will be held at:

The Fairmont Hotel 4500 MacArthur Blvd.

Newport Beach, CA 92660

May 14, 2008 10:30 A.M., Local Time

Please Mark Here for Address Change

SEE REVERSE SIDE

Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed below,

FOR proposals 2 and 5, and AGAINST proposals 3 and 4.

FOR AGAIN ST ABSTAIN

FOR the nominees listed (except as marked to the contrary below ) WITHHOLD AUTHORITY to vote for all nominees Nominees: 2. To consider the Standard Pacific Corp. 2008 Equity Incentive Plan.

1.	Election of 01. Douglas C. Jacobs FOR AGAIN ST ABSTAIN

Two Class II Directors. 02. Larry D. McNabb 3. To consider a stockholder proposal to declassify the Board of Directors.

To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) in the space provided below. 4. To consider a stockholder proposal regarding the adoption of quantitive goals to reduce greenhouse gas emissions. FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

5.	To ratify the appointment of Ernst & Young

Please check this box if you plan to attend the Annual Meeting. LLP as our independent registered public accounting firm.

The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Signature Date Signature Date

This proxy must be signed exactly as the stockholder name appears hereon. Executors, administrators, trustees, etc., should give their full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time May 13, 2008.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET TELEPHONE

http://www.proxyvoting.com/spf 1-866-540-5760

Use the internet to vote your proxy. OR Use any touch-tone telephone to

Have your proxy card in hand vote your proxy. Have your proxy when you access the web site. card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.